AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2004
                                                      REGISTRATION NO. 33-107596
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------
                                  BSI2000, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               7372                        88-0418749
   (State or Other Jurisdiction         (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or Organization)        Classification Code Number)        Identification No.)

                                                                                JACK HARPER
    12600 W. COLFAX AVE., B410                                          12600 W. COLFAX AVE., B410
        LAKEWOOD, CO 80215                                                  LAKEWOOD, CO 80215
          (303) 231-9095                                                      (303) 231-9095
  (Address and telephone number                                        (Name, address, and telephone
 of principal executive offices)                                       number of agent for service)

                                                Copies to:
     Clayton E. Parker, Esq.                                            Christopher J. DeLise, Esq.
    Kirkpatrick & Lockhart LLP                                          Kirkpatrick & Lockhart LLP
   201 South Biscayne Boulevard                                        201 South Biscayne Boulevard
            Suite 2000                                                          Suite 2000
         Miami, FL 33131                                                      Miami, FL 33131
    Telephone:  (305) 539-3300                                          Telephone:  (305) 539-3300
    Telecopier: (305) 358-7095                                          Telecopier: (305) 358-7095

     Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. [ ]

     If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                                                          PROPOSED MAXIMUM
                                                                      PROPOSED MAXIMUM        AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE                              OFFERING PRICE PER    OFFERING PRICE    REGISTRATION
              REGISTERED                   AMOUNT TO BE REGISTERED        SHARE (1)              (1)             FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share    100,000,000 shares (2)          $0.06            $6,000,000        $760.20
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                       100,000,000 SHARES (2)          $0.06            $6,000,000        $760.20
-------------------------------------------------------------------------------------------------------------------------
(1)  Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(c) under the Securities
     Act of 1933,  as amended.  For the  purposes of this table,  we have used the average of the bid and asked price on
     December 1, 2004 of BSI2000's  common stock traded on the  Over-the-Counter  Bulletin  Board,  which is within five business days of the date of this filing.

(2)  All of these shares are being registered under the Convertible Debenture.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Preliminary Prospectus Subject to completion, dated December 6, 2004

                                   PROSPECTUS

                                  BSI2000, INC.
                       100,000,000 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 100,000,000 shares of common stock of BSI2000, Inc. by certain persons who are, or will become, stockholders of BSI. The selling stockholder consists of:

     o Cornell Capital Partners, L.P., which intends to sell up to an aggregate amount of 100,000,000 shares of common stock underlying secured Convertible Debentures in the aggregate principal amount of $1,250,000.

     Please refer to "Selling Stockholder" beginning on page 15 of this prospectus.

     BSI is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by BSI.

     The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On December 1, 2004, the closing price of our common stock was $0.06 per share.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the Secured Convertible Debenture.

     BSI's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

     BSI's common stock is quoted on the Over-the-Counter Bulletin Board and under the symbol "BSIO.OB."

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 6, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................4
RISK FACTORS...................................................................6
RISKS RELATED TO THIS OFFERING................................................10
FORWARD-LOOKING STATEMENTS....................................................12
SELLING STOCKHOLDER...........................................................13
USE OF PROCEEDS...............................................................15
DILUTION......................................................................16
PLAN OF DISTRIBUTION..........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................19
DESCRIPTION OF BUSINESS.......................................................27
MANAGEMENT....................................................................32
FISCAL YEAR-END OPTIONS/SAR VALUES............................................34
DESCRIPTION OF PROPERTY.......................................................35
LEGAL PROCEEDINGS.............................................................36
PRINCIPAL STOCKHOLDERS........................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................38
MARKET PRICE OF AND DIVIDENDS  ON THE REGISTRANT'S COMMON EQUITY AND
     OTHER STOCKHOLDER MATTERS................................................39
DESCRIPTION OF SECURITIES.....................................................43
EXPERTS.......................................................................46
LEGAL MATTERS.................................................................46
HOW TO GET MORE INFORMATION...................................................46
FINANCIAL STATEMENTS.........................................................F-i
PART II ....................................................................II-1
EXHIBITS ....................................................................E-i

                               PROSPECTUS SUMMARY


OUR HISTORY

     On March 31, 2003, Knowledge Foundations, Inc., now known as BSI2000, Inc. ("KFI"), closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (directors, officers, and/or principal shareholders of KFI) and certain other KFI shareholders. In connection with the spin-off, 34,105,900 shares of the common stock of KFI surrendered by the foregoing parties were cancelled. After the spin-off, 5,027,818 shares of KFI remained outstanding.

     In closing the merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to BSI2000, Inc. and BSI2000, Inc. (a wholly owned subsidiary of KFI as a result of the merger) changed its name to BSI Operating, Inc.

     As a result of the transactions described above, KFI has divested itself of its business and has acquired the business of BSI2000, Inc. For financial reporting purposes, the transactions have been accounted for as a re-capitalization of BSI2000, Inc. Accordingly, the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (i.e., from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the re-capitalization of BSI2000, Inc.

     As a result of the accounting method adopted to record the merger, for financial reporting purposes, the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity. The historical financial statements of KFI are not presented.

OUR BUSINESS

     BSI2000, Inc. was incorporated in Colorado under the name Unified Data Link, Incorporated in July 1993, and changed its name to Bank Systems 2000, Inc. in April, 1995. The company changed its name to BSI2000, Inc. on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology under a value-added reseller volume pricing agreement. As a value-added reseller, BSI develops proprietary hardware and software adapting LaserCard's optical card technology for specific applications. BSI products are designed as turnkey solutions for identified commercial and governmental card-based information needs. BSI has not had any significant revenue since inception. There is no assurance that BSI will generate significant revenue or earn a profit in the future.

FINANCIAL CONDITION

     We had net losses of $1,568,978 and $973,635 for the years ended December 31, 2003 and December 31, 2002, respectively. For the nine months ended September 30, 2004, we had a net loss of $1,531,741. As of September 30, 2004, we had cash and cash equivalents of $1,831 and current liabilities of $573,818. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our 2003 and 2002 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

     The extended period over which losses have been experienced is principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI's potential customers are large corporations or governments. Adopting BSI's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

     In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. BSI anticipates that the capital raised in the transactions described in this prospectus will be sufficient to fund BSI's activities for a 5-month period; however, no assurances can be given that BSI will successfully complete these transactions. Should any of these transactions not be successfully completed, the accompanying financial statements, our business and operations would be materially affected.

     BSI intends to register 100,000,000 shares of its common stock in the accompanying registration statement. All of these shares are being registered under secured Convertible Debentures, in the aggregate principal amount of
$1,250,000, with Cornell Capital Partners. These shares would represent approximately 53% of BSI's then issued and outstanding common stock upon issuance. Cornell Capital Partners intends to resell all of these shares. The sale of shares underlying the secured Convertible Debentures will have a dilutive impact on existing BSI shareholders.

     The significant downward pressure on BSI's stock price caused by the sale of a significant number of shares under the secured Convertible Debentures could cause BSI's stock price to decline, thus allowing short sellers of BSI stock an opportunity to take advantage of any decrease in the value of BSI stock. The presence of short sellers in BSI's common stock may further depress the price of BSI's common stock.

     BSI2000 is registering 100,000,000 shares of its common stock in this offering. These shares represent 50% of BSI2000's authorized capital stock and would upon issuance represent approximately 53% of the then issued and outstanding common stock and BSI anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on BSI in an election of directors.

                                    ABOUT US

     BSI's principal place of business is located at 12600 W. Colfax Ave., B410 Lakewood, CO, 80215. BSI's telephone number is (305) 358-7095.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are stockholders of BSI. The selling stockholder consists of Cornell Capital Partners, which intends to sell up to 100,000,000 shares of common stock, which underlie secured Convertible Debentures issued to Cornell Capital Partners by BSI.


COMMON STOCK OFFERED                           100,000,000  shares  by  selling
                                               stockholder

OFFERING PRICE                                 Market Price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING   89,897,305 shares (as of December
                                               1, 2004)

USE OF PROCEEDS                                BSI will not receive any proceeds
                                               from  the shares  offered by  the
                                               selling stockholder.

RISK FACTORS                                   The  securities   offered  hereby
                                               involve  a high  degree  of  risk
                                               and   immediate   dilution.   See
                                               "Risk Factors " and "Dilution".

OVER-THE-COUNTER BULLETIN BOARD SYMBOL         "BSIO"

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following is a summary of BSI's financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with BSI's financial statements and the notes thereto, which accompany this prospectus.

                                      STATEMENT OF OPERATIONS DATA
                                      ----------------------------
                                                 FOR THE       FOR THE
                                               NINE MONTHS   NINE MONTHS    FOR THE YEAR   FOR THE YEAR
                                                  ENDED         ENDED           ENDED         ENDED
                                                 9/30/04       9/30/03        12/31/03       12/31/02
                                               (UNAUDITED)   (UNAUDITED)      (AUDITED)     (AUDITED)
-----------------------------------------      -----------   -----------    -----------    ----------
Revenues                                       $     4,323   $    34,290    $    34,440    $    9,990
                                               -----------   -----------    -----------    ----------

Cost of goods sold                                      --        46,475         67,986            --
                                               -----------   -----------    -----------    ----------

Gross (loss) profit                                  4,323       (12,185)       (33,546)        9,990
                                               -----------   -----------    -----------    ----------

Operating expenses
  Selling expenses                                 267,749       176,657        275,098       340,507
  General and administrative                       738,261       504,145        760,270       502,591
  Stock-based compensation expense                      --            --             --        50,000
  Research and development                         377,666       345,937        446,605       132,149
                                               -----------   -----------    -----------    ----------
    Total operating expenses                     1,383,676     1,026,739      1,481,973     1,025,247
                                                -----------   -----------    -----------    ----------

Other income (expense)
   Interest expense                                (25,022)       (6,537)        (8,152)      (46,993)
   Interest income                                     253         1,635          1,636         1,075
   Financing costs                                (146,929)       (8,619)       (46,943)           --
   Other expense                                        --            --             --        87,540
                                               -----------   -----------    -----------    ----------
    Total other (expense)                         (171,698)      (13,521)       (53,459)       41,622
                                               -----------   -----------    -----------    ----------

Net loss                                       $(1,551,051)  $(1,052,445)   $(1,568,978)   $ (973,635)
                                               ===========   ===========    ===========    ==========

Basic and diluted weighted average
  common shares outstanding                     67,307,009    37,298,926     41,412,101     6,872,849
                                               ===========   ===========    ===========    ==========

Basic and diluted loss per common
  share                                        $    (0.023)  $     (0.03)   $     (0.04)   $    (0.14)
                                               ===========   ===========    ===========    ==========

                                           BALANCE SHEET DATA
                                           ------------------
                                                                             FOR THE        FOR THE
                                                SEPTEMBER     SEPTEMBER     YEAR ENDED     YEAR ENDED
                                                 30, 2004      30, 2003      12/31/03       03/31/02
                                               (UNAUDITED)   (UNAUDITED)     (AUDITED)     (AUDITED)
------------------------------------------------------------------------------------------------------
                   ASSETS
------------------------------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                    $     1,831   $   208,972    $   125,550   $        22
  Accounts receivable                                   --        27,570             --            --
  Inventories                                       56,506        56,182         35,361            --
  Prepaid loan fees                                     --        33,778             --            --
  Other current assets                               1,877        18,303             --            60
                                               -----------   -----------    -----------   -----------
    Total current assets                            60,214       344,805        160,911            82
                                               -----------   -----------    -----------   -----------

Non-current assets
  Property and equipment, net                       46,010        56,915         52,320         7,651
  Intangible assets                                181,110         8,980         62,583            --
  Prepaid loan fees                                     --        22,603             --            --
  Other long-term assets                             4,232         4,232          4,232            --
                                               -----------   -----------    -----------   -----------
    Total non-current assets                       231,352        92,730        119,135         7,651
                                               -----------   -----------    -----------   -----------

Total assets                                   $   291,566   $   437,535    $   280,046   $     7,733
                                               ===========   ===========    ===========   ===========

              LIABILITIES AND
           STOCKHOLDER'S DEFICIT

Current Liabilities:
  Accounts payable                             $   255,380   $    62,436    $   196,137   $    97,964
  Due to related parties                                --            --             --        57,632
  Accrued payroll and payroll taxes                     --            --             --       225,709
  Accrued interest to stockholders                      --            --             --        17,377
  Accrued interest                                      --            --             --        53,054
  Notes payable                                         --            --             --        75,000
  Notes payable to stockholders                         --            --             --       206,000
  Accrued liabilities                               49,880         2,398         25,798            --
  Deferred revenue                                  21,177            --             --            --
  Convertible notes payable, current portion       247,381       500,000        686,395       300,000
                                               -----------   -----------    -----------   -----------
    Total current liabilities                      573,818       564,834        908,330     1,032,736
                                               -----------   -----------    -----------   -----------

Convertible notes payable, less current
  portion                                               --       250,000        180,548            --
                                               -----------   -----------    -----------   -----------

Commitments and contingencies

Stockholder's equity (deficit)
  Preferred stock, $.001 par value,
    200,000,000 shares authorized, no shares
    issued and outstanding                              --            --             --            --
  Common stock, $.001 par value,
    200,000,000 shares authorized                   82,823        53,421         53,952        39,111
  Additional paid-in capital                     6,466,265     4,333,036      4,417,505       (16,491)
  Accumulated deficit                           (6,831,340)   (4,763,756)    (5,280,289)   (1,047,623)
                                               -----------   -----------    -----------   -----------
    Total stockholders' deficit                   (382,252)     (377,299)      (808,832)   (1,025,003)
                                               -----------   -----------    -----------   -----------

Total liabilities and stockholders' deficit    $   291,566   $   437,535    $   280,046   $     7,733
                                               ===========   ===========    ===========   ===========

                                  RISK FACTORS

     BSI2000's  business  involves a high degree of risk.  You should  carefully consider the following risk factors and the other information in this prospectus, including BSI2000's financial statements and the related notes. If any of the following risks actually occurs, BSI2000's business, operating results, prospects or financial condition could be seriously harmed.

     BSI2000 IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE BSI2000'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, BSI2000'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF BSI2000'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

BSI2000 HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

     Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2003 and 2002, we lost $1,568,978 and $973,635, respectively. For the 9 months ended September 30, 2004, we had a net loss of $1,551,051. Our accumulated deficit was $6,831,340 at September 30, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for the development and sale of our products. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.

BSI MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS

     Unless BSI can become profitable with the existing sources of funds it has available and its sales efforts, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR OUR FISCAL YEARS ENDED DECEMBER 31, 2003 AND MARCH 31, 2002 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

     Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2003 and March 31, 2002, which states that the financial statements raise substantial doubt as to BSI's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, we believe that we may need to obtain approximately $1,500,000 in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities.

WE HAVE NEGATIVE WORKING CAPITAL, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2004 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

     We had negative working capital of $494,294 at September 30, 2004, which means that our current liabilities as of that date exceeded our current assets on September 30, 2004 by $513,604. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2004 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

     Our success largely depends on the efforts and abilities of key executives, including Jack Harper, our Chairman and President. The loss of the services of Mr. Harper could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain any key-man life insurance policy on Mr. Harper. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, OUR PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE

     The market for products, such as ours, is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to modify or improve our own products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

     o enhance and adapt current software products and develop new products that meet changing customer needs;

     o    successfully advertise and market our products; and

     o influence and respond to emerging industry standards and other technological changes.

     We need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing or enhancing our products on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THE FOUNDATION OF OUR BUSINESS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

     We regard certain aspects of our products, processes, services and technology as proprietary. Although we have taken steps to protect them, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

OTHER PARTIES MAY ASSERT THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE US TO REDESIGN OUR TECHNOLOGY

     Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time-to-time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

     Based on our limited operating history and sales, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our products and sales efforts to reflect the needs of the market place; however, there is no assurance that we will be successful or well received by potential customers.

ALL OF OUR ASSETS ARE PLEDGED TO SECURE OUR OBLIGATIONS TO CORNELL CAPITAL PARTNERS

     Pursuant to the terms contained in that certain Security Agreement dated October 8, 2004, by and between BSI and Cornell Capital Partners, L.P., all of our obligations under the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions are secured by all of our assets as of such date or thereafter acquired by us. Further, pursuant to the terms underlying other convertible debentures issued to Cornell Capital Partners, all of our non-cash assets are pledged to secure our obligations under said debentures. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT

     Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

     o the announcement or introduction of new products by us and our competitors;

     o our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

     o the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations; and

     o general economic conditions and economic conditions specific to our industry.

     As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. It is possible that the selling shareholder will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately September 1, 2004 through December 1, 2004 was approximately 968,618 shares. The high and low trading price of our common stock for the last 52 weeks has been $0.038 and $0.23, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the price of our common stock to fluctuate substantially.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE

     All of the approximate 15,054,442 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 a person (or persons whose shares are aggregated), who has beneficially owned shares acquired in a non-public transaction, for at least one year, including persons who may be deemed affiliates of BSI, as defined, would be entitled to sell within any 3-month period a number of shares that does not exceed 1% of the then outstanding shares of our common stock, provided that current public information is then available. If a substantial number of the shares owned by these stockholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

BSI MAY NOT BE ABLE TO OBTAIN FUTURE FUNDING ON FAVORABLE TERMS

     BSI may not be able to obtain future funding on terms which are favorable to BSI and as a result we may be required to issue securities with beneficial conversion features and/or stock purchase warrants and BSI may incur significant charges in future periods to our statements of operations if BSI were to issue such securities to raise future capital.

BSI'S INDEPENDENT ACCOUNTANTS HAVE ADVISED BSI'S MANAGEMENT THAT THERE WERE MATERIAL WEAKNESSES IN BSI'S INTERNAL CONTROLS AND PROCEDURES DURING FISCAL YEAR 2004, SOME OF WHICH PERSISTED THROUGHOUT THE FISCAL PERIOD ENDED SEPTEMBER 30, 2004. MANAGEMENT BELIEVES THAT IF THESE MATERIAL WEAKNESSES ARE NOT CORRECTED, A POTENTIAL MISAPPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR POTENTIAL ACCOUNTING ERROR IN BSI'S CONSOLIDATED FINANCIAL STATEMENTS COULD OCCUR. ENHANCING BSI'S INTERNAL CONTROLS TO CORRECT THESE MATERIAL WEAKNESSES HAS AND WILL RESULT IN INCREASED COSTS.

     Based upon its review of BSI's internal controls and procedures, our management, including our current Chief Executive Officer and current Chief Financial Officer, has determined that BSI had inadequate controls and procedures constituting material weaknesses during fiscal year 2004. These inadequate controls and procedures included: (i) inadequate records to identify and record all accounting entries; and (ii) failure to perform an adequate internal review of financial information in periodic reports to ensure accuracy and completeness. BSI's management has implemented and continues to implement potential enhancements to our internal controls and procedures that it believes will remedy the inadequacies in our internal controls and procedures. Management has begun an analysis of what steps might be necessary to correct the inadequacies in the internal control and procedures system.

     While BSI believes that the remedial actions that have been or will be taken will result in correcting the conditions constituting the material weaknesses in our internal controls as soon as practicable, the exact timing of when the conditions will be corrected is dependent upon future events which may or may not occur. BSI is making every effort to correct the conditions expediently and expects to correct the conditions, thereby eliminating the material weaknesses no later than December 31, 2005. Management cannot estimate the approximate cost of implementing these changes, but does not believe that they will be significant.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 89,897,305 shares of common stock outstanding as of December 1, 2004, 71,963,901 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining December 1, 2004 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities. Some of these shares may be resold under Rule 144.

POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

     There is a possibility that BSI may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the secured Convertible Debentures and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. For example, at a purchase price of $0.06, we would need 20,833,333 shares available to accommodate the conversion of all of the secured Convertible Debentures, in the aggregate principal amount of $1,250,000, issued to Cornell Capital. Currently, we have authorized 200,000,000 million shares of common stock, and as of December 1, 2004, we have 89,897,305 shares outstanding. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES PURSUANT TO THE CONVERSION OF CONVERTIBLE DEBENTURES

     Cornell Capital may convert its secured Convertible Debentures into shares of BSI's common stock, at a conversion price which is at a 20% discount to the market price. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of BSI's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of BSI's common stock. As the stock price of BSI's common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

     Further, there is no maximum number of shares BSI might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured Convertible Debentures, except for the 4.9% limitation on Cornell Capital's ownership interest in BSI at any one time. However, Cornell Capital may acquire a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

     As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE SELLING STOCKHOLDER INTENDS TO SELL ITS SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholder intends to sell in the public market 100,000,000 shares of common stock being registered in this offering. That means that up to 100,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER THE SECURED CONVERTIBLE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of convertible debentures for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if BSI has not performed in such a manner to show that the equity funds raised will be used to grow BSI. Such an event could place further downward pressure on the price of common stock.

     The outstanding secured Convertible Debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of BSI's stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the secured Convertible Debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock.

     If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. This could happen to BSI.

THE SEQUENTIAL PURCHASE AND SALE OF MARKET PRICE-BASED SECURITIES IN THE CONTEXT OF A DECLINING MARKET PRICE COULD RESULT IN A CHANGE OF CONTROL.

     In the event of a decline in the market price of BSI's common stock, through the purchase and conversion of shares under the secured Convertible Debentures, the subsequent resale of such shares could result in BSI issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words, or other variations on these words, or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. Readers are further cautioned not to place undue reliance on such forward-looking statements as they speak only of BSI's views as of the date the statement was made. BSI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                               SELLING STOCKHOLDER

     The following table presents information regarding the selling stockholder. A description of the selling stockholder's relationship to BSI and how it acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                  PERCENTAGE OF
                                                   OUTSTANDING                      PERCENTAGE
                                    SHARES           SHARES        SHARES TO         OF SHARES
                                 BENEFICIALLY     BENEFICIALLY     BE SOLD IN      BENEFICIALLY
                                 OWNED BEFORE     OWNED BEFORE        THE          OWNED AFTER
SELLING STOCKHOLDER                OFFERING       OFFERING (1)      OFFERING       OFFERING (1)
------------------------------   ------------     -------------    ----------      ------------

Cornell Capital Partners, L.P.    7,800,460             8.68%     100,000,000 (2)           0%


                     TOTAL:       7,800,460             8.68%     100,000,000 (2)           0%
                                  =========             =====     ===========--=            ==

------------------------------------
(1)  Applicable  percentage  of  ownership  is based  on  89,897,305  shares  of  common  stock outstanding as of December 1, 2004,  together with  securities  exercisable or convertible into shares of common  stock within 60 days of December 1, 2004.  Beneficial  ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities  exercisable or  convertible  into shares of common stock that are currently  exercisable or exercisable within 60 days of December 1, 2004 are deemed to be  beneficially  owned by the person holding such securities for the purpose of computing the  percentage of ownership of such person,  but are not treated as  outstanding  for the purpose of computing the percentage ownership of any other person.

(2)  100,000,000  shares which represent the approximate number of shares underlying the secured
     Convertible Debentures that may be converted by Cornell Capital Partners.  Please note that the terms of the secured  Convertible  Debentures held by Cornell Capital Partners provides that in no event  shall  Cornell  Capital  Partners  be  entitled  to convert  the  secured
     Convertible  Debenture for a number of shares which,  upon giving effect to the conversion, would cause the aggregate number of shares  beneficially  owned by Cornell Capital Partners and its  affiliates to exceed 4.99% of the total  outstanding  shares of BSI following such conversion.  Please also note that for the secured Convertible Debenture conversion, we are assuming a market price of $0.06 per share for the secured Convertible Debentures.  Because the  conversion  price may  fluctuate  based on the market  price of our stock,  the actual number of shares to be issued upon conversion of the secured Convertible  Debentures may be higher or lower.

     The following information contains a description of the selling stockholder's relationship to BSI2000 and how it acquired the shares to be sold in this offering. The selling stockholder has not held a position or office, or had any other material relationship with BSI, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL PARTNERS

     o CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners is the holder of the secured Convertible Debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with BSI. These transaction are explained below:

          o SECURITIES PURCHASE AGREEMENT. On October 8, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, BSI may sell to Cornell Capital Partners up to $1,250,000 worth of secured convertible debentures pursuant to the terms contained in the secured Convertible Debenture. The Securities Purchase Agreement obligates BSI to enter into an Investors Registration Rights Agreement, Escrow Agreement, Irrevocable Transfer Agent Instructions, and Security Agreement, all in connection with the performance of BSI's obligations under the secured Convertible Debentures, which is described below.

          o SECURED CONVERTIBLE DEBENTURE. The secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lesser of (i) an amount equal to 120% of the volume weighted average price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 8, 2004, or (ii) 80% of the average of the three lowest daily volume weighted average prices of our common stock for the five trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the secured Convertible Debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lesser of (x) an amount equal to

               120% of the volume weighted average price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 8, 2004, or (y) an amount equal to 80% of the average of the three lowest volume weighted average price of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The secured Convertible Debentures are secured by all of BSI's non-cash assets. The secured Convertible Debentures accrue interest at a rate of 5% per year and have a 3-year term. In the event the secured Convertible Debenture is redeemed, then BSI will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of October 8, 2004. BSI is registering in this offering 100,000,000 shares of common stock underlying the secured Convertible Debentures. BSI received $500,000 from the issuance of the initial secured Convertible Debenture, in the principal amount of $500,000, on October 8, 2004, and will receive $500,000 from the issuance of a second Secured Convertible Debenture, in the principal amount of $500,000, when we file the accompanying registration statement with the Securities and Exchange Commission, and will receive $250,000 from the issue of third secured Convertible Debenture, in the principal amount of $250,000, five days thereafter.

               There are certain risks related to sales by Cornell Capital Partners, including:

               o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

               o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

               o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of our common stock.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and resold from time-to-time by the selling stockholder. There will be no proceeds to us from the resale of shares of common stock in this offering.
However, we will receive the proceeds from the issuance of the secured Convertible Debentures to Cornell Capital Partners.

     BSI is registering 100,000,000 shares of common stock for issuance under the secured Convertible Debentures.

     For illustrative purposes, we have set forth below our intended use of proceeds we may receive under the secured Convertible Debentures. The table assumes estimated offering expenses of $85,000.

Gross Proceeds:                         $1,250,000
  Less Offering expenses                   (85,000)
  Less 10% Discount on Purchase
  Price                                   (125,000)
                                     -------------

Net Proceeds                            $1,040,000
                                     =============
USE OF PROCEEDS:
Corporate and Working Capital           $1,040,000
                                     -------------

TOTAL                                   $1,040,000
                                     =============

     BSI has represented to Cornell Capital Partners that the net proceeds BSI receives under the secured Convertible Debentures will be used for general corporate purposes and acquisitions. In no event will the net proceeds BSI receives under the secured Convertible Debenture be used by BSI for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of BSI, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to BSI, or BSI has indemnified such person from liability.

                                    DILUTION

The net tangible book value of BSI as of September 30, 2004 was ($463,362) or ($0.007) per share of common stock outstanding on September 30, 2004. Net tangible book value per share is determined by dividing the tangible book value of BSI (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to BSI, our net tangible book value will be unaffected by this offering.

                              PLAN OF DISTRIBUTION

     The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling its shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the secured Convertible Debentures. Cornell Capital Partners will, upon conversion of the debentures, pay us the lesser of (a) an amount equal to 120% of the volume weighted average price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 8. 2004, or (b) an amount equal to 80% of the average of the three lowest volume weighted average prices of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date.

     Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

     In consideration of Cornell Capital Partners' execution and delivery of the secured Convertible Debentures, BSI will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by BSI in the secured Convertible Debentures or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of BSI contained in the secured Convertible Debentures or the Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the secured Convertible Debentures or any document in connection therewith.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a Securities and Exchange Commission registration fee of $760.20 printing and engraving fees and expenses of $2,500 accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,739.80. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder.

     The selling stockholder should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. The selling stockholder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     The following discussion and analysis should be read in conjunction with the consolidated financial statements, and the notes thereto, accompanying this prospectus. The information contained below includes statements of BSI's or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For an overview of BSI, please see the section of this prospectus entitled "Description of Business", which follows this section.

GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. BSI has experienced losses since inception.

     The extended period over which losses have been experienced is principally attributable to two factors: lack of capital and long sales lead times. Lack of capital has prevented BSI from quickly developing and aggressively marketing its products. In addition, most of BSI's potential customers are large corporations or governments. Adopting BSI's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

     In order to fund activities until positive operating cash flow is achieved, management recognizes that BSI must generate revenue from its operations and must raise capital from the sale of its securities. BSI anticipates that the capital raised under the secured convertible debentures issued to Cornell Capital Partners will be sufficient to fund BSI's activities for an additional five month period. However, no assurances can be given that BSI will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed below, as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition for restaurant operations and franchising methods.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of BSI2000, Inc. and its subsidiary, BSI Operating, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

CASH AND EQUIVALENTS

     BSI considers all highly liquids instruments purchased with an original maturity of three months or less to be cash equivalents. BSI continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

INVENTORIES

     Inventory consists of raw materials and is stated at the lower of cost or market, determined using the first-in, first-out method ("FIFO").

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of five to seven years. Leasehold improvements are amortized over a five and one-half year period.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     BSI recognizes revenue in compliance with the Security and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements". Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through September 30, 2004, revenues earned represented sales to distributors of demonstrations units of the Company's products. Transaction-based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect. Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

INTANGIBLE ASSETS

     Intangibles include trademarks and patents, which are recorded at cost. To date, BSI has been awarded one U.S. patent, and has several provisional and non-provisional applications for patents pending with the U.S. Patent and Trademark Office. Once accepted, BSI will begin amortization over the life of each patent.

INCOME TAXES

     BSI recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

ADVERTISING COSTS

     BSI expenses advertising costs as incurred.

SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS

     Expenditures made for research and development are charged to expense as incurred.

     Costs incurred to date for the development of BSI's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of the Financial Accounting Standards Board's ("FASB's") Statement of Financial Account Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

BASIC AND DILUTED EARNINGS PER COMMON SHARE

     Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

SEC INQUIRY

     In 2003, BSI received requests from the Securities and Exchange Commission's Central Regional Office for certain documents including those concerning arrangements with certain strategic partners, relationships with The Department of Homeland Security and the Immigration and Naturalization Service, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. BSI responded promptly and fully and will cooperate with any further requests. The Securities and Exchange Commission's letter states that the staff's inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. There have been no further developments or requests received in 2004.

FINANCIAL CONDITION

     We had net losses of $1,568,978 and $973,635 for the years ended December 31, 2003 and December 31, 2002, respectively. For the nine months ended September 30, 2004, we had a net loss of $1,531,741. As of September 30,2004, we had cash and cash equivalents of $1,831 and current liabilities of $554,508. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our 2003 and 2002 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

     FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004, AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2003

     OVERALL RESULTS OF OPERATIONS

     For the three months ended September 30, 2004, we incurred an overall loss of $535,044 or ($0.007) per share, which was a material increase from the loss of $369,083 or ($0.01) per share for the comparable period in the prior year.

     REVENUE

     We had revenues of $1,594 during the three months ended September 30, 2004 as compared to $29,290 for the comparable period in the prior year. Revenues in 2004 represent revenue from distribution rights sold during the second quarter of 2004, which are being recognized ratably over the four-year term of the underlying agreement. Revenues in 2003 represent the sale of a pilot unit to the Immigration and Nationalization Service.

     OPERATING EXPENSES

     Operating expenses for the three months ended September 30, 2004, were $489,248 and represent an increase of $150,888 or a 45% increase in operating expenses of $338,360 for the comparative period ended September 30, 2003.

     The largest component of operating expenses for the periods ended September 30, 2004 and 2003 related to general and administrative expenses. For the period ended September 30, 2004, general and administrative expense were $240,389, an increase of $39,176 or nearly a 19% increase in general and administrative expenses of $201,213 for the comparative period ended September 30, 2003. This increase is attributable to salary expense of $20,053, contracted services in the amount of $47,601, a decrease of $42,506 for legal fees, and an increase in shareholder relations costs of $13,468. The salary increase is due to the addition of another employee as well as salary increases. The increase in contracted services is due to the addition of accounting, public relations and shareholder relations consultants. Shareholder relations costs increased due to a special shareholders meeting that was held during September 2004.

     BSI further had selling expenses for the three months ended September 30, 2004 of $86,247, as compared to $43,721 for the period ended September 30, 2003. The increase in selling expenses is attributable to salary expense of $7,733, an increase in consulting fees of $5,980, travel and entertainment expenses of $20,472 and an increase in advertising and tradeshow expenses in the amount of $2,735. The increase in selling costs is attributable to increased sales and marketing efforts.

     BSI also had research and development expenses of $162,612 for the quarter ended September 30, 2004, as compared to $93,426 for the period ended September 30, 2003, an increase of $69,186. This increase is attributable to salary expense of $9,160, an increase in consulting fees of $52,530, along with an increase of $10,234 for research and development components. Travel and entertainment decreased $4,452. The cost increase is attributable to the ongoing development, testing and certification of the company's products.

     OTHER EXPENSES

     As to the other income and expenses, BSI had net interest expenses of $946 for the quarter ended September 30, 2004, as compared to net interest expense, of $4,919, for the comparative period ended September 30, 2003. BSI also had financing costs of $46,444 for the three months period ended September 30, 2004, as compared to $8,619 for the comparable period in 2003. The financing costs are related to the Equity Line of Credit placed with Cornell Capital Partners, L.P.

     RESULTS OF OPERATIONS FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 COMPARED TO THE SAME PERIOD ENDED SEPTEMBER 30, 2003

     OVERALL RESULTS OF OPERATIONS

     For the nine months ended September 30, 2004, we incurred an overall loss of $1,551,051 or ($0.023) per share, which was a material increase from the loss of $1,052,445 or ($0.03) per share for the comparable period in the prior year.

     REVENUE

     We had revenues of $4,323 during the nine months ended September 30, 2004 as compared $34,290 for the comparable period in the prior year. Revenues in 2004 represent revenue from distribution rights sold during the first six months of 2004, which are being recognized ratably over the four-year term of the underlying agreement. Revenue in 2003 represent sales of pilot units to the Immigration and Naturalization Service.

     OPERATING EXPENSES

     Operating expenses for the nine months ended September 30, 2004, were $1,364,366 and represent an increase of $337,627 or a 33% increase in operating expenses of $1,026,739 for the comparative period ended September 30, 2003.

     The largest component of operating expenses for the periods ended September 30, 2004 and 2003 related to general and administrative expenses. For the period ended September 30, 2004, general and administrative expense were $738,261, an increase of $234,116 or nearly a 46% increase in general and administrative expenses of $504,145 for the comparative period ended September 30, 2003. This increase is attributable to salary expense of $88,998, contracted services in the amount of $174,984, $20,698 for employee benefits, a $23,651 decrease in legal fees, office expenses of $13,307 and a decrease in merger costs of $43,325. The salary increase is due to a bonus payment to an officer of the company and the addition of another employee. The increase in contracted services is due to the addition of accounting, public relations and shareholder relations consultants.

     BSI further had selling expenses for the nine months ended September 30, 2004 of $267,749, as compared to $176,657 for the period ended September 30, 2003. The increase in selling expenses is attributable to salary expense of $20,528, a decrease in consulting fees of $26,850, travel and entertainment expenses of $66,688 and advertising and tradeshow expenses in the amount of $11,244. The increase in selling costs is attributable to increased sales and marketing efforts.

     BSI also had research and development expenses of $377,666 for the nine months ended September 30, 2004, as compared to $345,937 for the period ended September 30, 2003, an increase of $31,729. This increase is attributable to a decrease in salary expense of $10,849, an increase in consulting fees of $26,850, an increase of $18,520 for research and development components, and a decrease in travel and entertainment of $4,459. The cost increase is attributable to the ongoing development, testing and certification of the company's products.

     OTHER EXPENSES

     As to the other income and expenses, BSI had net interest expenses of $24,769 for the nine months ended September 30, 2004, as compared to net interest expense of $4,902 for the comparative period ended September 30, 2003. This increase is attributable to the Equity Line of Credit with Cornell Capital Partners, L.P. that was placed during the fourth quarter of 2003. BSI also had financing costs of $146,929 for the nine months period ended September 30, 2004 as compared to 8,619 for the comparable period in 2003 again related to the equity line of credit placed with Cornell Capital Partners.

     FOR THE YEAR ENDED DECEMBER 31, 2003, AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

     OVERALL RESULTS OF OPERATIONS

     For the year ended December 31, 2003 we incurred an overall loss of $1,568,978 or ($0.04) per share, which was a material increase from the loss of $973,635 or ($0.14) per share for the comparable period in the prior year.

     REVENUE

     We had revenues of $34,440 and $9,990 during the one-year periods ended December 31, 2003 and 2002, respectively. Such revenues were from the sale of demonstration units and software development kits to potential distributors of our products.

     OPERATING EXPENSES

     Operating expenses for the year ended December 31, 2003 were $1,481,973 and represent an increase of $456,726 or nearly a 45% increase in operating expenses of $1,025,247 for the comparative period ended December 31, 2002.

     The largest component of operating expenses for the periods ended December 31, 2003 and 2002 related to general and administrative expenses. For the period ended December 31, 2003, general and administrative expense were $760,270, an increase of $257,679 or nearly a 51% increase in general and administrative expenses of $502,591 for the comparative period ended December 31, 2002. This increase is attributable to fees of $43,625 incurred in connection with the merger with Knowledge Foundations, Inc., salaries, payroll taxes and related benefits of $36,482, shareholder relations expense of $18,559, legal fees of $94,309, accounting and auditing fees of $49,696, general office expenses of $5,381, a decrease of $21,314 in travel an entertainment and increases in other expenses directly related to increased levels of activity.

     BSI further had selling expenses for the year ended December 31, 2003 of $275,098, as compared to $340,507 for the comparative period ended December 31, 2002, a decrease of $65,409 or 19%. The decreases in selling expenses are primarily attributable to Company cost control efforts and specifically relate to salary expense of $47,133, consulting fees of $17,858, travel and entertainment expenses of $15,875 and printing and sales material development costs of $17,735.

     BSI had research and development expenses of $446,605 for the year ended December 31, 2003, as compared to $132,149 for the period ended December 31, 2002, an increase of $314,456. This increase is attributable to salaries and wages of $255,587, and consulting fees of $53,225. These costs were expensed as incurred and increased as a result of the needs identified relating to potential markets for the Company's products in various parts of the world.

     BSI also had stock based compensation of $0 and $50,000 for the years ended December 31, 2003 and 2002, respectively. Such expenses were the result of paying accrued salaries and bonuses in stock.

     OTHER EXPENSES

     As to the other income (expenses), BSI had other expense of $53,459 for the year ended December 31, 2003, as compared to other income of $41,622 for the year ended December 31, 2002. BSI had interest expense of $8,152 and $46,993 for the years ended December 31, 2003 and 2002, respectively. BSI had interest income of $1,636 and $1,075 for the years ended December 31, 2003 and 2002, respectively. BSI incurred financing costs of $46,943 during 2003 related to the equity line of credit with Cornell Capital, which were partially paid in lieu of interest. BSI had other income of $87,540 for the year ended December 31, 2002 resulting from settlement of notes and accounts payable at discounts.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 2004, we had cash of $1,831 and current liabilities of $554,508. We do not have sufficient cash or other current assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2003, 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

     On July 7, 2003, BSI sold $250,000 worth of convertible debentures to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (x) 120% of the closing bid price of the common stock as of the closing date or (y) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Cornell Capital Partners converted these convertible debentures into 3,400,183 shares of common stock.

     On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of BSI's common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a Placement Agent Agreement with Newbridge Securities Corporation., a registered broker-dealer. Pursuant to the Placement Agent Agreement, BSI paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately
$10,000 based on BSI's stock price on July 7, 2003, the date BSI agreed to engage the placement agent.

     On September 16, 2003, BSI received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note is due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners as additional consideration in the transaction. Cornell Capital Partners converted this debt into 4,776,988 shares of common stock of BSI and $19,890 of accrued interest related to this debt into 211,734 shares of our common stock

     On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note was due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission (i.e., December 9, 2003). The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,083 in connection with the issuance of the note. BSI has reserved and placed into escrow 3,900,000 shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital Partners converted this debt into 2,496,878 shares of our common stock.

     On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. Cornell Capital Partners converted this note into 4,140,867 shares of our common stock.

     On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. Cornell Capital Partners converted this note into 3,246,474 shares of our common stock.

     On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI has reserved and placed into escrow 3.0 million shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital Partners converted this note and accrued interest into 3,418,210 shares of our common stock.

     On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 6,580,362 shares of our common stock.

     On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 4,285,831 shares of our common stock.

     On September 13, 2004, BSI issued 990,019 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

     On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI will receive $500,000 (net of 10% fee) upon the filing of a registration statement with the Securities and Exchange Commission, and $250,000 (net of 10% fee) upon effectiveness of the registration statement. BSI is required to file the registration statement within 30 days of closing, and shall use its best efforts to ensure that such registration statement is effective within 90 days of closing. In the event that the registration statement is not declared effective within 90 days, BSI shall pay to Cornell a cash amount within three business days of the end of the month equal to 2% per month of the liquidation value of the debenture outstanding as liquidated damages.

     On October 8, 2004, we issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of 500,000. At BSI's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the secured Convertible Debenture on its third-year anniversary or (ii) converted into shares of BSI common stock. The secured Convertible Debenture is convertible into shares of our common stock at a price per share that is equal to the lesser of: (x) an amount equal to 120% of the volume weighted average price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 8, 2004, or (y) an amount equal to 80% of the average of the three lowest daily volume weighted average prices of our common stock for the five trading days immediately preceding the conversion date. The secured Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The secured Convertible Debenture has a term of three years and is secured by all of our non-cash assets. At BSI's option, the secured Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the secured Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $500,000 upon the same terms and conditions as the first secured Convertible Debenture above, and five days thereafter, we will issue a third secured Convertible Debenture to Cornell Capital Partners in the amount of $250,000 upon the same terms and conditions as the first secured Convertible Debenture above.

     In the event that BSI exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell Capital Partners shall receive for every $100,000 invested a warrant to purchase 50,000 shares of BSI's common stock. The warrant will have piggy-back registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

CAPITAL RESOURCES

     Pursuant to the Equity Line of Credit Agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15,000,000. Subject to certain conditions, BSI was entitled to commence drawing down on the Equity Line of Credit on December 9, 2003 when the common stock to be issued under the Equity Line of Credit was registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice BSI shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners received 1,875,000 shares of BSI common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4.0% of each advance. In addition, BSI entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, BSI has paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on BSI's stock price on July 7, 2003, the date BSI agreed to engage the placement agent.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Pursuant to our Articles of Incorporation, we are authorized to issue up to 200,000,000 shares of common stock, of which 89,897,305 are outstanding. At a recent price of $0.06 per share, we would be required to issue at $0.0594 (i.e., 99% of $0.06), 252,525,252 shares of common stock in order to fully utilize the $15,000,000 under the Equity Line of Credit. At our current stock price, we would be required to authorize and register additional shares of our common stock to fully utilize the amount available under the Equity Line of Credit. At our current price of $0.06, we would need to authorize approximately 55,000,000 additional shares to fully utilize the remaining funds available under the Equity Line of Credit. We would have to receive the affirmative vote of a majority of our outstanding shares to approve any increase in authorized shares. Our inability to obtain such approval would prohibit us from increasing our authorized shares of common stock and from issuing any additional shares under the Equity Line of Credit or to otherwise raise capital from the sale of capital stock.

PLAN OF OPERATIONS

     BSI continues to rely on funding by Cornell Capital Partners while it pursues potential sales of its Employee Tracking System and Access Control and Site Security products to commercial customers located in the United States, Middle East, South Africa, and Germany.

     If a contract is awarded, BSI anticipates that it will need to increase the size of its staff to approximately 15 to 25 employees and consultants (we currently have eleven full-time employees and three consultants) and will need to establish and enhance its production capabilities. We expect that these activities will require additional financing.

     If a contract is not awarded, BSI may be required to significantly reduce its administrative costs, salaries and research and development activities until such time as a new plan of action can be developed. The new plan, if required, may include locating additional sources of funding or merger and acquisition activities.

     We may not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for the next 12 months. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis, and develop further revenue sources.

                             DESCRIPTION OF BUSINESS

MERGER

     On March 31, 2003, Knowledge Foundations, Inc., now known as BSI2000, Inc. ("KFI"), closed its reverse triangular merger with BSI2000, Inc., a privately held Colorado corporation. Immediately prior to the closing, KFI spun-off all of its assets and liabilities (except for a $50,000 note payable and related accrued interest of $6,825) to Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (directors, officers, and/or principal shareholders of KFI) and certain other KFI shareholders. In connection with the spin-off, 34,105,900 shares of the common stock of KFI surrendered by the parties mentioned above were cancelled. After the spin-off, 5,027,818 shares of KFI remained outstanding.

     In closing the merger transaction, KFI issued 45,122,570 shares of its common stock for all of the outstanding shares of common stock of BSI2000, Inc. Immediately following the closing, KFI changed its name to BSI2000, Inc. and BSI2000, Inc. (a wholly owned subsidiary of KFI as a result of the merger) changed its name to BSI Operating, Inc.

     As a result of the transactions described above, KFI has divested itself of its business and has acquired the business of BSI2000, Inc. For financial reporting purposes the transactions have been accounted for as a re-capitalization of BSI2000, Inc. Accordingly the net increase in the BSI2000, Inc. outstanding shares of 41,363,488 shares (from 8,786,900 to 50,150,388 shares of common stock) has been reflected in the financial statements as shares issued in the re-capitalization of BSI2000, Inc.

     As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of BSI2000, Inc. have become the historical financial statements of the continuing entity. The historical financial statements of KFI are not presented.

BUSINESS

     BSI2000 was incorporated under the name Unified Data Link, Incorporated in July 1993, and changed its name to Bank Systems 2000, Inc. in April 1995. BSI changed its name to BSI2000, Inc. on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology under a value-added reseller volume pricing agreement. See "CURRENT Contracts-LaserCard Systems" below. BSI has developed and markets proprietary applications of optical card technology, using the LaserCard(R) products.

     BSI's management believes that government agencies and companies in many industries have interest in developing new identification systems and end user data management techniques that integrate carried data that can be updated on site. For example, BSI management has presented the BSI technology to the U.S. Immigration and Naturalization Service, the new Transportation Security Administration, the U.S. Maritime Administration, the United States Coast Guard, several port authorities, and others that have expressed interest. The Immigration and Naturalization Service purchased a pilot unit from BSI in 2003; however, no other entities, including the foregoing, have purchased product from BSI as of the date hereof. BSI management has also presented its technology to commercial companies with the result that teaming and strategic alliance agreements have resulted with three such companies.

     BSI has developed technology that integrates special hardware and proprietary, patent-pending software, to provide turnkey optical card systems for the national identification and other card markets. It develops software applications for commercial and government customers. We expect to sell secure encrypted optical cards for distribution to customers' end users (employees, patients, immigrants, etc.), as well as reading/writing transaction processing units that confirm the card carrier's identity with biometrics and allow updating of the information on the card, as well as providing a complete audit trail of the use of the card. Each optical card system is developed specifically for the customer's needs. Categories of development for prospective customers include government agencies, industrial companies, and health care providers.

     The cards are designed to securely store identification data (name, address, photograph, fingerprint, etc.), and other information desired by the customer (for example, pension or health and medical data, police records, or border crossing and employment dates) in an updateable digital form. Optical cards are essential due to their extreme high data capacity (equivalent to 1,500 typewritten pages); reliability and high security; their ability to have data partitioned to separate physical secure areas on the card; and ease of use and updating.

     The plastic cards (about the same size as routine credit cards) are produced by the end user to a customer employee at a transaction station (in a hospital, at a border crossing, etc.). The cards are first "read" at the station: user identification is visually confirmed by display of a color photograph (stored in the card) on the monitor, and digitally confirmed by comparing the user's fingerprint (also stored in the card) to the optical reading of the user's finger print at the station. Then, the station reads extensive data from the card, and new information can be added with a computer keyboard. The units run on AC current and are about the size of a shoebox. In contrast to "smart card" systems in which the card reader usually runs off a personal computer, all the optical card unit's computing power is contained in the unit; the unit cannot be used for any other purpose, and usually is much easier to operate than smart card systems, which require a reader unit and a personal computer (not just the keyboard). Also, the card data is personal to the carrier. The station manager cannot store or copy the card identification or any other data, because the system is inherently off-line (no on-line communications with a personal or main frame computer are needed to access the card).

     Other  biometric   verification   procedures   include  digital   signature
recognition and hand scanners.

     Optical cards provide about 1,000 times the memory, 30 times as fast update speed, and far more security and reliability than smart chip cards. Optical cards can store thousands of transaction records, account balances, audit trails, medical and insurance information, digital photographs, and personal databases. Any information that can be stored in a computer can be recorded and managed on an optical card.

     CURRENT PRODUCTS. BSI has developed three related products, each with biometric verification procedures:

     SECURUS 2000 ACCESS CONTROL AND SITE SECURITY. This product is designed to meet the most demanding security needs. Any number of these units can be linked together over an integrated and crypto-secure local network to cover any number of doors and buildings in a site. The entire system may be linked over the Internet to a remote control site. Each security officer has an administrative card to monitor and enable specific actions of controlling personnel.

     CIVILITAS 2000 GOVERNMENT ID. The Civilitas (Latin for citizen) card is for government issue, to record identification data, and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own crypto key. Border crossings also may be monitored and flagged by advanced heuristic software techniques to automatically flag suspicious events for closer inspection by personnel. Six units of a slightly modified version of Civilitas 2000 (the modified version is named SIGABA 2000) were sold to the Immigration and Naturalization Service in 2003.

     TECHNICAL INFORMATION. BSI's systems use the optical cards to provide automatic fingerprint and signature verification, and photographic confirmation, to prevent card use by unauthorized persons. The data is safe and secure, in contrast to smart chip cards, which can be unstable due to static electricity and magnetic fields such as used in airport security.

     The optical cards may be partitioned into separate physical areas, each used for a different program: basic identification information may be stored in a common area; pension payments data in another; medical and health in another (itself partitioned for sensitive information such as psychiatric, HIV/AIDS, etc.). Each partitioned data area is protected by its own security system.

     Permanent data storage capacity on the card allows a complete audit trail to be maintained for all transactions. Such audit mechanisms are mandatory in order to reconstruct events after fraudulent use or system malfunction. Laws in many countries require such mechanisms to be in place.

     The large card capacity means that if the end user wishes, almost all sensitive information (such as digital fingerprints) can reside only on the card and not in a central database, an important feature to gain citizen acceptance of identification cards.

     BSI's systems all use a specific variation or application of the standard BSI developed transaction software and hardware protocol (named the "ToolKit 2000"). The ROM-resident real-time process control software, that is embedded in the processing unit, consists of a combination of the standard BSI C/C++ coded modules from the following list: Embedded Windows NT multitasking operating system interface; optical drive interface and control; TCP/IP communications control for partially on-line systems; digital input/output module control;

external interface control; printer formatting and control; database systems; crypto system; magnetic stripe reader control; barcode scanner control; fingerprint identification and control; signature verification and control; and components. The optical card reader head and related software is purchased from LaserCard Systems Corporation.

     BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for optical card systems. To date, BSI has been awarded one U.S. patent, and has several provisional and non-provisional applications for patents pending with the U.S. Patent and Trademark Office. These methods are required for secure and efficient optical card systems to be safely used in the field. Other patent applications cover the use of the technology.

     The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

     Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls. The device is about the same size and shape as a shoebox.

     PATENTS. BSI's business model is to contract with much larger companies to develop or expand specific vertical markets for their products and sell our products through them. In this way competitors must evaluate the cost of overtaking the larger partner company, which is already dominant in the market, which BSI believes represents a significant barrier to entry. We believe that a primary value of BSI's patents, if awarded, will be to attract larger companies to contract with BSI, and protect their market share as well as protect BSI's technology from copying by its partners and their competitors.

     BSI has applied to the U.S. Patent & Trademark Office for patents involving the following technologies: (i) patents covering the uses or methods of using certain technology which it has developed, including methods for entering and storing medical records by using bar codes and optical scanning to rapidly update records in less than several minutes; (ii) patents involving a novel method of recording medical information with automatic analysis of statistical trends of the data by using card-based heuristic software techniques; (iii) patents involving drug testing and personnel access to controlled areas (for controlling checkout of company or agency tools and equipment); and (iv) patents involving the use of biometric data (e.g., digital fingerprint, signature and photograph) for controlling access to equipment and other assets. To date, one patent has been issued to BSI.

     SALES AND MARKETING, AND SOURCES OF REVENUE. BSI's sales and marketing strategy and our plan to create sources of revenue has three primary components:

     1. Contract with a larger company that is dominant in a sector or country (e.g., L.C. Sistemia for Italy's national identification project).

     2. Where possible, negotiate contracts to include ongoing transaction fees, which will be earned each time an optical card is used (e.g., $0.02 - $0.06 per use). The contract with L.C. Sistemia does not include a transaction fee, but BSI expects future contracts to include this provision. Transaction fees are priced in the contract to what the market will bear, and will vary from application to application. Records of the accrued fees accumulate in processing unit and will be transmitted to us monthly. This data transmission does not include any data from the individual cards.

     3. Negotiate contracts to include the sale of transaction units, optical cards, replacement optical cards, and maintenance fees. We anticipate that the transaction units will be sold through the dominant companies with which we intend to associate. BSI intends to sell the systems with slim margins, because significantly more revenue can be obtained through selling the cards and through transaction fees. In the typical project, as much as 95% of the initial costs comes from the high margin cards. In some instances we may sell units at or below cost to access the revenue streams from cards and transactions. BSI intends to sell unique optical cards directly to customers, which are then distributed to end users. The cost of optical cards is almost always the dominant initial expense for the customer. BSI's systems require BSI-supplied cards that must be cryptologically initialized and embossed with our logo. In addition, BSI intends to sell replacement cards to customers, who are used to replacing cards (e.g., VISA cards) every two years or so. BSI buys the stock cards from LaserCard Systems Corporation. BSI also warrants the transaction units for one year, then charges for maintenance.

CURRENT CONTRACTS

     It is important to note that BSI has not yet delivered product in any significant quantity; however, BSI received a pilot order from the Immigration and Naturalization Service and has also put into place various strategic teaming and alliance agreements with substantial external partner companies as follows:

     L.C. SISTEMIA. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia ("LCS," an Italian systems engineering and project management company with offices in Rome). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. (to install and operate card initialization systems, i.e., issuance of secure optical cards for ultimately up to 58,000,000 people). The second contract is held by LCS (to supply the optical cards and card transaction units for use in passport offices, medical clinics, police stations, post offices, and other government offices).

     Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS' contract with the Italian government. LCS has agreed not to design, market or sell any other company's optical card transaction units to the Italian government. The price for the units will be BSI's actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a one percent royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date hereof, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

     BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels.

     BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments in the future.

     LASERCARD SYSTEMS. BSI signed a renewable one-year agreement with LaserCard Systems Corporation on April 28, 2000, which was last renewed in August of 2004 for a term expiring in August of 2005 (which BSI intends to renew once again for an additional one-year term). The agreement involves the purchase of optical cards, optical card drives and readers, software and other items. LaserCard has the right to sell its products to other resellers and end users. To date, BSI has bought a limited amount of product from LaserCard but intends to rely upon this vendor for cards and parts to satisfy orders received in the future.

COMPETITION

     BSI has two sources of competition. The most serious competition comes from chip cards which are plastic credit card sized cards that contain embedded computer chips. Chip cards address markets where only very small amounts of low-value data is manipulated (e.g., telephone cards). We believe that applications that require larger amounts of data manipulation (e.g., medical cards) or higher security (e.g., bank cards) are better served by optical cards with their larger memory (1,000x), greater speed (30x for writing in data), and more robust reliability (impervious to static electricity and other environmental damage). However, most consumers are familiar with chip cards but not with optical cards.

     The other source of competition is tactical. BSI is aware of only one other company, Zerco Systems, Inc., a small company that markets embedded optical card systems of any form. BSI believes it can compete effectively against Zerco as Zerco sells to end-users (to our knowledge, only in the United States), while BSI's strategy is to sell to larger companies like L.C. Sistemia and DISA, on a worldwide basis.

MANUFACTURING, SUPPORT AND FACILITIES

     BSI outsources hardware manufacturing to one or more contract assembly houses on a turnkey basis; the manufacturer manages all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations.

     Fully tested and finished hardware products will be shipped to BSI's office in Lakewood, Colorado where the proprietary control and security software is loaded and crypto keys installed. After complete checkout, the finished software and hardware units are packaged, inventoried, and shipped to the end user.

     We believe that the primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule; the ability to benefit from the parts purchasing power of a large assembler; and the elimination of direct purchasing and components overhead.

     Except for the card reader drives and heads BSI buys from LaserCard Systems, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

EMPLOYEES

     As of December 1, 2004, we have 11 full-time employees and three part-time consultants. These employees are involved in software programming and support, sales, marketing and deployment of product, and administrative and financial operations. None of our employees is represented by a labor union, and we have never experienced a work stoppage. We believe our relationship with our employees to be good. However, our ability to achieve our financial and operational objectives depends in large part upon our continuing ability to attract, integrate, retain and motivate highly qualified sales, technical and managerial personnel, and upon the continued service of our senior management and key sales and technical personnel. See "Executive Compensation" below. Competition for such qualified personnel in our industry and the geographical locations of our offices is intense, particularly in software development and technical personnel.

                                   MANAGEMENT

     The following persons are members of our Board of Directors and/or executive officers, in the capacities indicated, as of December 1, 2004:

    NAME OF DIRECTOR/
    EXECUTIVE OFFICER     AGE          POSITION            PERIOD SERVED (1)
-----------------------  -----  ----------------------  ------------------------

Jack Harper                52   Chairman and President      1995 to present
Richard A.  Kirk           74   Director and Secretary      1995 to present
Bernhard Nann              42          Director          August, 2004 to present

----------------------------------
(1) Period served includes the period served in same capacity with BSI, Inc., a private Colorado corporation.

     There are no family relationships between or among the directors, executive officers or any other person. None of BSI's directors or executive officers is a director of any company that files reports with the Securities and Exchange Commission. None of BSI's directors have been involved in legal proceedings.

     BSI's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. BSI's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board of Directors.

     JACK HARPER, PRESIDENT, CHIEF EXECUTIVE OFFICER, AND CHAIRMAN OF THE BOARD

     Mr. Harper has been President and Chairman of the Board of BSI since late-1995. Previously, from 1989 until 1994, Mr. Harper was President of
Technology Fusion, Inc., a company that specialized in low-cost add-in video hardware products for the Apple Macintosh. Mr. Harper received an MBA from the University of Denver in 2000, having completed all studies in 1992; in 1975, Mr. Harper received a B.S. in Electrical Engineering and a B.A. in Mathematics with a Minor in Russian Language from the University of Houston.

     RICHARD A. KIRK, SECRETARY AND DIRECTOR

     Mr. Kirk has been a Director of BSI since August of 1995 and acting secretary since July of 1999. He was Chairman of the Board of Access Long Distance, a long distance provider that was sold in 2001. Mr. Kirk worked for United Bank of Denver/Norwest Bank/Wells Fargo from 1958 through 1990, ultimately serving as Chairman, President and Chief Executive Officer. In 1986, Mr. Kirk was elected Vice Chairman of the United Banks of Colorado, Inc. (now Wells Fargo). In 1992, he retired from the Norwest Bank Denver but continues as Chairman Emeritus and serves on its Advisory Board. He is a graduate of the Haverford College; the Advanced Management Program of the Harvard Business School; and the Stonier Graduate School of Banking at Rutgers University. Mr. Kirk serves on boards of several nonprofit institutions and is an appointed Commissioner of the Denver Water Board.

     BERNHARD NANN, DIRECTOR

     Mr. Nann has been a director of BSI2000, Inc. since August of 2004. Mr. Nann is Vice-President, Global Account Management Solutions, at Fair Isaac Corporation ("FIC"), a position he has held since 2003. At FIC, Mr. Nann is responsible for product management, operations and delivery for this business segment. From 1995 until it was acquired by FIC in July of 2003, Mr. Nann was CEO of NAREX Inc. Mr. Nann founded NAREX in 1995 and grew it into the largest provider of artificial intelligence-based predictive-modeling solutions and services in the collections industry. From 1990 until 1996, Mr. Nann was director, International Operations for TRW's Information Systems and Services (now Experian) where he conceived and built a credit reporting system and started and grew the first credit reporting business in Mexico. Bernard has a graduate degree in engineering from the University of Stuttgart (Germany) and, as a Fulbright Scholar, earned an MBA from Ohio State University. Bernard is frequently cited as an expert on collections and recovery solutions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require BSI's officers and directors, and persons who beneficially own more than 10% of a registered class of BSI's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish BSI with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, BSI believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with and filed timely

CODE OF ETHICS

     On April 12, 2004, BSI's Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics was filed with the Securities and Exchange Commission as an Exhibit to BSI's Form 10-KSB for the fiscal year ended December 31, 2003.

     The following table sets forth, for the fiscal year ended December 31, 2003, 2002 and 2001, certain information regarding the compensation earned by BSI's named executive officers with respect to services rendered by them to BSI. Only BSI's President, Jack Harper, has been paid or earned compensation in excess of $100,000 in any such fiscal year.

                                               SUMMARY COMPENSATION TABLE
                                               --------------------------

                                    ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                             ---------------------------------   ------------------------------------------------------
                                                                         AWARDS                      PAYOUTS
                                                                 ------------------------   ---------------------------
                                                                 RESTRICTED   SECURITIES
                                                  OTHER ANNUAL     STOCK      UNDERLYING                    ALL OTHER
NAME AND PRINCIPAL             SALARY     BONUS   COMPENSATION    AWARD(S)   OPTIONS/SARS   LTIP PAYOUTS   COMPENSATION
POSITION              YEAR       ($)       ($)        ($)           ($)          (#)            ($)             ($)
------------------  -------  ----------  -------  ------------   ----------  ------------   ------------   ------------
        (A)           (B)        (C)       (D)        (E)           (F)          (G)            (H)             (I)
------------------  -------  ----------  -------  ------------   ----------  ------------   ------------   ------------
Jack Harper,
Chairman
and President         2003   $90,000          --            --          --             --             --            --
                      2002   $80,000          --            --          --             --             --            --
                      2001   $80,000(1)       --            --          --             --             --            --

------------------------

(1) Mr. Harper was issued 2,500,000 shares in consideration for $2,500 and the forgiveness of accrued wages.

OPTION GRANTS

     No stock options were granted for the fiscal years ended December 31, 2003 and 2002. No stock appreciation rights were granted during any year. On October 24, 1996, BSI adopted a Stock Option Plan whereby the Board of Directors can issue both incentive and nonqualified options to directors, employees and consultants. Currently, there are no outstanding stock options issued under the plan.

     The following table sets forth, for the fiscal year ended December 31, 2003, certain information regarding the options/SARs granted to BSI's named executive officers.

                                        OPTION/SAR GRANTS TABLE

                                             % TOTAL OPTIONS/SARS
                      NO. OF SECURITIES     GRANTED TO EMPLOYEES IN
                          UNDERLYING              YEAR ENDED           EXERCISE OR
                     OPTIONS/SARS GRANTED      DECEMBER 31, 2003        BASE PRICE
NAME                         (#)                      (%)             ($ PER SHARE)   EXPIRATION DATE
--------------       --------------------   -----------------------   -------------   ---------------
Jack Harper,
Chairman and
President                           --                        --           --                --

     The following table sets forth certain information regarding options exercised in fiscal year ended December 31, 2003 by BSI's named executive officers.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS/SARS                  OPTIONS/SARS
                          SHARES                            AT FY-END                     AT FY-END
                        ACQUIRED ON      VALUE     ---------------------------   ---------------------------
                         EXERCISE       REALIZED               (#)                           ($)
                        -----------     --------   ---------------------------   ---------------------------
NAME                        (#)           ($)      EXERCISABLE   UNEXCERSIABLE   EXERCISABLE   UNEXCERSIABLE
--------------          -----------     --------   -----------   -------------   -----------   -------------
Jack Harper,
Chairman and
President                     --            --            --             --           --           --

COMPENSATION OF DIRECTORS

     During the year 2003, BSI did not pay its directors any remuneration; however, BSI periodically reimburses its directors for out-of-pocket expenses they incur in fulfillment of their duties as directors of the company. In 2004, BSI paid the following remuneration to its directors: (i) on March 12, 2004, BSI issued Mr. Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant; and (ii) on July 15, 2004, BSI issued Mr. Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as he remains a member of the Board of Directors. All of the options issued to Messrs. Kirk and Nann have a five year term.

EMPLOYMENT AGREEMENTS

     BSI presently has an oral employment contract with Jack Harper. The employment agreement provides for an annual salary of $125,000 per year, as well as group life, health, dental and disability insurance. The employment agreement is for an indefinite period, but is terminable at will.

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, BSI does not have any executive or standing committees of the Board of Directors.

OTHER COMPENSATION

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of BSI in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by BSI. No remuneration is proposed to be paid in the future directly or indirectly by BSI to any officer or director since there is no existing plan, which provides for such payment, including a stock option plan.

                             DESCRIPTION OF PROPERTY

     BSI leases 2,821 square feet of space at 12600 W. Colfax Ave., B410, Lakewood, Colorado 80215. The lease, which expires on January 31, 2007, provides for rental payments of $4,349.04 per month plus its share of building operating expenses (real estate taxes, insurance and utilities). The offices house sales and marketing, software and hardware research and development as well as manufacturing control, limited inventory and other administrative tasks.

                                LEGAL PROCEEDINGS

     BSI is not a party to any material litigation, nor are we aware of any potential material litigation, other than as set forth below.

     BSI currently has a pending claim against it by a consultant over a dispute involving consideration allegedly due but unpaid with respect to a finder's fee in connection with potential equity financing for Knowledge Foundations, Inc. BSI believes that neither the merit or future outcome of such a claim nor potential damages is readily determinable at this time and therefore has not reserved for this uncertainty in its books or financial statements.

     In 2003, BSI received requests from the Securities and Exchange Commission's Central Regional Office for certain documents including those concerning arrangements with certain strategic partners, relationships with The Department of Homeland Security and the Immigration and Naturalization Service, recent issuances of securities, investor relations, and information relating to investment opinions distributed by third parties. BSI responded promptly and fully and will cooperate with any further requests. The Securities and Exchange Commission's letter states that the staff's inquiry should not be construed as an indication that any violations of securities laws have occurred or as an adverse reflection on any individuals, entities, or investments. There have been no further requests or developments in this matter during 2004.

                             PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of common stock at December 1, 2004 for each executive officer and director of BSI and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon 89,897,305 common shares issued and outstanding at December 1, 2004 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully-diluted basis showing all authorized, but unissued, shares of our common stock at December 1, 2004 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

     We are registering 100,000,000 shares of common stock in this offering. These shares represent approximately 50% of our authorized capital stock and would upon issuance represent approximately 53% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of BSI.

                                       PRINCIPAL SHAREHOLDERS
------------------------------------------------------------------------------------------------------
                                                                          AMOUNT OF
                                                                          BENEFICIAL      PERCENT OF
     TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER        OWNERSHIP       CLASS (1)
------------------------------------------------------------------------------------------------------

         Common                 Jack Harper
                                12600 West Colfax Ave. Suite B410
                                Lakewood, Colorado 80215                     10,403,102        11.57%

         Common                 Richard Kirk
                                12600 West Colfax Ave. Suite B410
                                Lakewood, Colorado 80215                      4,601,340         5.12%

         Common                 Bernhard Nann
                                12600 West Colfax Ave.  Suite B410
                                Lakewood, CO  80215                              50,000             *

                                ALL OFFICERS AND DIRECTORS AS A
                                GROUP - THE (3) PERSONS NAMED ABOVE          15,054,442        16.75%

         Common                 Cornell Capital Partners, L.P.
                                101 Hudson Street, Suite 3606
                                Jersey City, NJ 07302                         7,800,460         8.68%

------------------
*    Less than 1%.

(1)  Applicable percentage of ownership is based on 89,897,305 shares of common stock outstanding as of
     December 1, 2004 together with securities  exercisable or convertible  into shares of common stock within 60 days of December 1, 2004 for each  stockholder.  Beneficial  ownership is  determined in accordance with the rules of the Securities and Exchange  Commission and generally includes voting or  investment  power with respect to  securities.  Shares of common stock  subject to  securities exercisable  or  convertible  into  shares of  common  stock  that are  currently  exercisable  or exercisable  within 60 days of October 30, 2004 are deemed to be beneficially  owned by the person holding such options for the purpose of computing the percentage of ownership of such person,  but are not treated as outstanding for the purpose of computing the percentage  ownership of any other person.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two years, BSI has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of BSI's common stock, except as disclosed in the following paragraphs.

     STOCK ISSUED TO AN OFFICER AND EMPLOYEE. On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, President and Chairman, for $2,500.00 ($0.001 per share) and forgiveness of $59,643 accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen, an employee, for $212.05 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

     LOANS BY DIRECTOR.  From March 30, 2000 through December 31, 2001,  Richard
A. Kirk, a Director, had loaned $259,000 to BSI, all with annual interest at 10% (accrued interest at March 31, 2002 was $19,935). Of the total debt, $64,000 plus interest is currently due, and $195,000 is due when BSI has received cumulative funding of $3,000,000. In December of 2002, BSI issued 301,104 restricted shares of common stock to Mr. Kirk, for his cancellation of $301,104 of debt (principal and all interest) owed to him by BSI.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     BSI2000's common stock began trading on April 4, 2003 on the Over-the-Counter Bulletin Board under the trading symbol "BSIG". Our stock is quoted on the Over-the-Counter Bulletin Board. The following table sets forth the range of high and low closing sale price as reported by the Over-the-Counter Bulletin Board for our common stock for the fiscal quarters indicated. The Over-the-Counter Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

--------------------------------------------------------------------------------
                                       CLOSING BID                CLOSING ASK
--------------------------------------------------------------------------------
   2001                            HIGH          LOW           HIGH          LOW
--------------------------------------------------------------------------------
   January 2 to March 30         2.375          .50           2.75         .6875
   April 2 to June 29                1        .5625           1.15           .75
   July 2 to September 28          .90          .65           1.12          1.01
   October 1 to December 31        .65          .36           1.01           .42
--------------------------------------------------------------------------------
   2002
--------------------------------------------------------------------------------
   January 2 to March 28          1.06          .36           1.20           .40
   April 1 to June 28             2.45          .70           2.80          1.01
   July 1 to September 30         1.85          .82           2.10          1.01
   October 1 to December 31       1.15          .26           1.18           .36
--------------------------------------------------------------------------------
   2003
--------------------------------------------------------------------------------
   January 2 to March 31           .62          .10            .70           .12
   April 1 to June 30              .58          .26            .66           .28
   July 1 to September 30          .48          .24            .49           .26
   October 1 to December 31        .33          .16            .35          .165
--------------------------------------------------------------------------------
   2004
--------------------------------------------------------------------------------
   January 2 to March 31           .16         .073            .17          .075
   April 1 to June 30             .134         .036           .137          .045
   July 1 to September 30         .105         .051           .108          .052
   October 1 to November 29       .068        .0515            .07          .053

     On December 1, 2004, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.06 per share. On December 1, 2004, we believe we had in excess of 250 holders of common stock and 89,897,305 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

DIVIDENDS

     We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on, among other factors, BSI's the financial condition, results of operations, and capital requirements.

RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, BSI issued the following unregistered securities:

2001

     In September of 2001, BSI issued 2,500,000 shares to Jack Harper, President and Chairman of BSI, in payment of $59,643 accrued wages in a negotiated transaction exempt under Section 4(2) of the Securities Act of 1933, as amended; and 212,045 shares to an employee for $212.50 cash. Mr. Harper is accredited because he was and remains an executive officer and director of BSI. The employee had access to all material information about BSI, and is a sophisticated investor.

     From January through August of 2001, BSI issued 46,600 shares at $0.625 for $29,125 to two accredited investors and two non-accredited sophisticated investors. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 504 of Regulation D.

2002

     From December of 2002 through February of 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

     In November of 2002, 80,000 shares at $0.625 for $50,000 were issued to eight employees as stock bonuses. No consideration was paid for these shares.

     In July of 2002, 800,000 shares at $0.625 were issued to Pursuit Capital, an accredited investor, in consideration of Pursuit's forgiving the $500,000 principal amount of the loan owed to Pursuit by BSI. This transaction was exempt under Section 4(2) the Securities Act of 1933, as amended.

     Also in July of 2002, BSI issued 300,000 shares to two individuals, Bernie Ciazza and John Sloan (150,000 shares each) for introducing BSI to investors. Mr. Ciazza and Mr. Sloan re non-accredited sophisticated investors. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements. This transaction was exempt from Securities and Exchange Commission registration because it was made in private transaction under Rule 506 of Regulation D.

     In June through July of 2002, BSI issued 529,191 shares at $0.625 for $330,744.50 to 14 accredited investors and five non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

     In February of 2002, BSI issued warrants to purchase 800,000 shares of common stock exercisable at $0.625 per share to Pursuit Capital LLC in a negotiated transaction exempt under Section 4(2) of the Securities Act of 1933, as amended. The warrants were issued in exchange for Pursuit's $500,000 loan to BSI. Pursuit is an accredited investor.

     In January of 2002, BSI issued 500,000 shares to a business consultant, D. David Breen, as a signing bonus for entering into his consulting agreement with BSI. The consultant was a non-accredited sophisticated investor. All information required to be delivered to non-accredited investors concerning BSI was delivered to this person. These shares were issued under the exemption from Securities and Exchange Commission registration provided by Section 4(2) of the Securities Act of 1933, as amended.

2003

     On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note was due on April 26, 2004. The note is secured by substantially all of the BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI reserved and placed in escrow 3,900,000 shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital converted this debt into 2,496,878 shares of our common stock.

     On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under the Equity Line of Credit agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15,000,000. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the foregoing agreement, BSI paid Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.

     On October 3, 2003, BSI received net proceeds of $35,000 from the sale of 140,000 shares of its common stock in a private placement at $0.25 per share.

     On September 16, 2003, BSI received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note was due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners as additional consideration in the transaction. Cornell Capital Partners converted this debt into 4,776,988 shares our common stock and $19,890 of accrued interest related to this debt into 211,734 shares of common stock

     During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share.

     Also during the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital at $0.25 per share.

     From July 18, 2003 through September 30, 2003, BSI received net proceeds of $215,000 from the sale of 860,000 shares of its common stock in a private placement at $0.25 per share.

     On July 7, 2003, BSI sold $250,000 of secured convertible debentures to Cornell Capital Partners. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Cornell Capital has converted these convertible debentures into 3,400,183 shares of our common stock.

     Also on July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by mutual agreement of the parties on October 30, 2003.

     During the period from January 25, 2003 through February 17, 2003, BSI sold 51,500 shares of its common stock through a private placement offering for $1.00 per share.

2004

     On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on December 4, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. As of December 1, 2004, Cornell Capital Partners has converted $150,000 of this note into 2,788,937 shares of our common stock.

     On October 8, 2004, BSI issued a 5% convertible debenture in the amount of $1,250,000 to Cornell Capital Partners that is due September 8, 2007. The debenture is convertible into the Company's common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date
(September 7, 2004) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of the Company's common stock for the five trading days immediately preceding the conversion date (i.e., date on which the Company receives a notice of conversion from Cornell). The debenture will automatically convert into BSI's common stock on the third anniversary of issuance. The Company has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture.

     On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI will receive $500,000 (net of 10% fee) upon the filing of a registration statement with the Securities and Exchange Commission, and $250,000 (net of 10% fee) upon effectiveness of the registration statement. BSI is required to file the registration statement within 30 days of closing, and shall use its best efforts to ensure that such registration statement is effective within 90 days of closing. In the event that the registration statement is not declared effective within 90 days, BSI shall pay to Cornell Capital a cash amount within three business days of the end of the month equal to 2% per month of the liquidation value of the debenture outstanding as liquidated damages.

     On September 13, 2004, BSI issued 990,019 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

     On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a five year term.

     On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 4,285,831 shares of our common stock.

     On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 6,580,362 shares of our common stock.

     On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI has reserved and placed into escrow 3,000,000 shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital Partners converted this note and accrued interest into 3,418,210 shares of our common stock.

     On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a five year term.

     On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. Cornell Capital Partners converted this note into 3,246,474 shares of our common stock.

     On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. Cornell Capital Partners converted this note into 4,140,867 shares of our common stock.

     Except as otherwise indicated above, BSI believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

                            DESCRIPTION OF SECURITIES

     Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock and 20,000,000 shares of undesignated preferred stock. At December 1, 2004, 89,897,305 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

COMMON STOCK

     BSI is authorized to issued 200,000,000 shares of common stock, $0.001 par value per share. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of 50% or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Subject to the declaration and payment of dividends upon any preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the Board of Directors may declared and pay dividends on the common stock, payable in cash or other consideration, out of the funds legally available therefore. It is BSI's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

     BSI is authorized to issue 20,000,000 shares of undesignated preferred stock. The Board of Directors does not have the right to set forth the rights, designations, preferences or other terms of the preferred stock. Such rights and preferences must be authorized by the stockholders in accordance with Delaware law.

OPTIONS

     On October 24, 1996, BSI adopted a Stock Option Plan ("the Plan") whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, and consultants for the purpose of rewarding them for their past and future contributions to the growth of BSI. Under the plan, 341,545 shares of BSI's stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under this plan terminate after five years. All options issued under this plan were issued at the market price at the date of issuance. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of five years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield. Currently, there are no outstanding stock options issued under the plan. As of December 1, 2004, there were 4,400,000 options outstanding, all of which were issued in 2004. These options have exercise prices ranging from $0.040 to $0.110 and an average exercise price of approximately $0.10. All of these options expire between February 1, 2009 and September 15, 2009.

WARRANTS

     BSI has periodically issued warrants in connection with certain private offerings undertaken by BSI and has also issued warrants to service providers in exchange for services rendered to BSI. Each warrant entitled the holder to purchase one share of BSI common stock at the price provided in the warrant agreement. As of December 1, 2004, there were 2,500,000 warrants outstanding, all of which were issued in 2004. Of that amount, (i) 2,500,000 were issued to Hawk Associates, Inc., a public relations firm, in exchange for services, and these warrants expire on February 1, 2009; (ii) 1,250,000 were issued to Excell HDI, a marketing and sales organization, in exchange for services, and these warrants expire on May 1, 2009; and (iii) 1,000,000 were issued to Mudengu, a company that is involved in a joint venture with BSI in South Africa, and these warrants expire on May 7, 2012. All of these outstanding warrants have an exercise price of $0.060 per share.

PREVIOUSLY ISSUED CONVERTIBLE DEBENTURE

     On July 7, 2003, BSI issued a convertible debenture to Cornell Capital Partners in the original principal amount of $250,000. This debenture accrues interest at a rate of 5% per year and matures two years from its issuance date. The debenture is secured by substantially all of BSI's non-cash assets. The debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (x) 120% of the closing bid price of the common stock as of the closing date or (y) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Cornell Capital converted these convertible debentures into 3,400,183 shares of our common stock.

THE SECURED CONVERTIBLE DEBENTURES IN THIS OFFERING

     On October 8, 2004, BSI issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $500,000. The secured Convertible Debenture has a term of three years and is secured by all of BSI's non-cash assets. At BSI's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the secured Convertible Debenture on the third-year anniversary of the secured Convertible Debenture or (ii) converted into shares of BSI common stock. The secured Convertible Debenture is convertible, at the holder's option, into shares of BSI's common stock at a price per share that is equal to the lesser of: (x) an amount equal to 120% of the volume weighted average price of our common stock as listed on a principal market, as quoted by Bloomberg, L.P., as of October 8, 2004, or (y) an amount equal to 80% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the conversion date. The secured Convertible Debenture accrues interest at the rate of 5% per annum. At BSI's option, the secured Convertible Debenture may be paid in cash or converted into shares of BSI's common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture Agreement, the holder is not entitled to convert such debenture for a number of shares of BSI's common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of BSI's outstanding shares of common stock. After BSI files a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the secured Convertible Debenture, BSI will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $500,000 upon the same terms and conditions as the first secured Convertible Debenture above, and five days thereafter, BSI will issue a third secured Convertible Debenture to Cornell Capital Partners in the principal amount of $250,000 upon the same terms and conditions as the first secured Convertible Debenture above.

SHARES ELIGIBLE FOR FUTURE SALE

     89,897,305 shares of common stock are outstanding as of December 1, 2004. All of the shares that may be sold pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with BSI.

     Of the 89,897,305 shares of common stock outstanding as of December 1, 2004, approximately 15,054,442 shares are held our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

     100,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the secured Convertible Debentures.

RULE 144

     In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this prospectus, or the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

     In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

TRANSFER AGENT & REGISTRAR

     The transfer agent and registrar for BSI's common stock is Corporate Stock Transfer, Inc., 3200 Sherry Creek Drive South, Suite 430, Denver, Colorado 80209.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

BSI's Articles of Incorporation include an indemnification provision under which BSI has agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

The authorized but unissued shares of BSI's common stock are available for future issuance without the approval of BSI's stockholders. These additional shares may be utilized for a variety of corporate purposes, including but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of BSI that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with BSI's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

     The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of BSI by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of BSI's management.

                                     EXPERTS

     BSI's consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 have been audited by Ehrhardt, Keefe, Steiner & Hottman, PC, independent registered public accounting firm. We have included our consolidated financial statements in this prospectus in reliance on the report of Ehrhardt, Keefe, Steiner & Hottman, PC, given on their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered through this prospectus will be passed on by Kirkpatrick & Lockhart LLP. A copy of their legal opinion will be filed by an amendment to this prospectus.

                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at WWW.SEC.GOV that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                                            BSI2000, INC.
                                              INDEX TO

                                        FINANCIAL STATEMENTS


                                                                                             PAGES(S)
                                                                                             --------
FINANCIAL STATEMENTS FOR SEPTEMBER 30, 2004
  Consolidated Balance Sheet as of September 30, 2004, unaudited                                  F-1
  Consolidated Statements of Operations for the Three and Nine Months Ended September
   30, 2004 and September 30, 2003, unaudited                                                     F-2
  Consolidated Statements of Changes in Stockholders' Deficit for the Nine Months
   Ended September 30, 2004, unaudited                                                            F-3
  Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2004
   and September 30, 2003, unaudited                                                        F-4 - F-5
  Notes to September 30, 2004 Consolidated Financial Statements                            F-6 - F-11

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003 AND 2002
  Report of Independent Auditor                                                                  F-12
  Consolidated Balance Sheet as of December 31, 2003                                             F-13
  Consolidated Statements of Operations for the Years Ended December 31, 2003 and 2002           F-14
  Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Years
   Ended December 31, 2003 and 2002                                                              F-15
  Consolidated Statements of Cash Flows for the Years Ended December 31, 2003 and 2002    F-16 - F-17
  Notes to Consolidated Financial Statements                                              F-18 - F-29

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                               SEPTEMBER 30,      DECEMBER 31,
                                                   2004               2003
                                             ----------------   ----------------
                                                (unaudited)
                     ASSETS
Current assets
   Cash and cash equivalents                 $          1,831   $        125,550
   Inventories                                         56,506             35,361
   Other current assets                                 1,877                 --
                                             ----------------   ----------------
       Total current assets                            60,214            160,911
                                             ----------------   ----------------

Non-current assets
   Property and equipment, net                         46,010             52,320
   Intangible assets                                  181,110             62,583
   Other long-term assets                               4,232              4,232
                                             ----------------   ----------------
       Total non-current assets                       231,352            119,135
                                             ----------------   ----------------

Total assets                                 $        291,566   $        280,046
                                             ================   ================

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Accounts payable                          $        255,380   $        196,137
   Accrued liabilities                                 49,880             25,798

   Deferred revenue                                    21,177                 --
   Convertible notes payable, current
      portion                                         247,381            686,395
                                             ----------------   ----------------
       Total current liabilities                      573,818            908,330
                                             ----------------   ----------------


Convertible notes payable, less current
   portion                                                 --            180,548
                                             ----------------   ----------------

Commitments and contingencies

Stockholders' equity (deficit)
   Preferred stock, $.001 par value,
    20,000,000 shares authorized, no
    shares issued and outstanding                          --                 --
   Common stock, $.001 par value,
    200,000,000 shares authorized,
    82,822,537 and 53,951,727 shares
    issued and outstanding                             82,823             53,952
   Additional paid-in capital                       6,466,265          4,417,505
   Accumulated deficit                            (6,831,340)        (5,280,289)
                                             ----------------   ----------------
       Total stockholders' deficit                  (282,252)          (808,832)
                                             ----------------   ----------------

Total liabilities and stockholders'
   deficit                                   $        291,566   $        280,046
                                             ================   ================


                 See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                               FOR THE
                                                                                             PERIOD FROM
                                                                                               JULY 30,
                                                                                                1993
                               FOR THE NINE MONTHS ENDED      FOR THE THREE MONTHS ENDED     (INCEPTION)
                                     SEPTEMBER 30,                   SEPTEMBER 30,             THROUGH
                              ------------------------------  ----------------------------    SEPTEMBER
                                   2004            2003           2004            2003        30, 2004
                               (UNAUDITED)      (UNAUDITED)    (UNAUDITED)     (UNAUDITED)   (UNAUDITED)
                              ------------      -----------   ------------    ------------   -----------
Revenues                      $      4,323      $    34,290   $      1,594    $     29,290   $   100,053
                              ------------      -----------   ------------    ------------   -----------

Cost of goods sold                      --           46,475             --          46,475        67,986
                              ------------      -----------   ------------    ------------   -----------

Gross profit                         4,323          (12,185)         1,594         (17,185)       32,067
                              -------------     -----------   ------------    ------------   -----------

Operating expenses
  Selling expenses                 267,749          176,657         86,247          43,721     1,306,722
  General and
   administrative                  738,261          504,145        240,389         201,213     3,322,702
  Stock-based compensation
   expense                              --               --             --              --       253,741
  Research and development         377,666          345,937        162,612          93,426     1,738,555
                              ------------      -----------   ------------    ------------   -----------
    Total operating
     expenses                    1,383,676        1,026,739        489,248         338,360     6,621,720
                              ------------      -----------   ------------    ------------   -----------
Other income (expense)
  Interest expense                 (25,022)          (6,537)        (1,197)         (5,323)     (154,387)
  Interest income                      253            1,635            251             404        23,296

  Financing costs                 (146,929)          (8,619)       (46,444)         (8,619)     (193,872)
  Other expense                         --               --             --              --        83,276
                              ------------      -----------   ------------    ------------   -----------
    Total other (expense)         (171,698)         (13,521)       (47,390)        (13,538)     (241,687)
                              ------------      -----------   ------------    ------------   -----------
Net loss                      $ (1,551,051)     $(1,052,445)  $   (535,044)   $   (369,083)  $(6,831,340)
                              ============      ===========   ============    ============   ===========
Basic and diluted weighted
 average common shares
 outstanding                    67,307,009       37,298,926     77,484,570      51,509,417    12,397,984
                              ============      ===========   ============    ============   ===========

Basic and diluted loss per
 common share                 $     (0.023)     $     (0.03)  $     (0.007)   $      (0.01)  $     (0.55)
                              ============      ===========   ============    ============   ===========

                              See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


                                                                           ACCUMULATED
                                                                             DEFICIT          TOTAL
                                     COMMON STOCK                           DURING THE    STOCKHOLDERS'
                               ------------------------    ADDITIONAL      DEVELOPMENT       EQUITY
                                 SHARES        AMOUNT     PAID-IN CAPITAL      STAGE        (DEFICIT)
                               ----------    ----------   ---------------  -------------  -------------
Balance - December 31, 2003    53,951,727    $   53,952    $4,417,505       $(5,280,289)    $ (808,832)

Stock issued for debt
  conversion                   27,880,711        27,881     2,002,250               --       2,030,131

Stock issued for cash             990,099           990        46,510               --          47,500
Net loss                               --            --            --        (1,551,051)    (1,551,051)
                               ----------    ----------    ----------       -----------     ----------

Balance - September 30, 2004   82,822,537    $   82,823    $6,466,265       $(6,831,340)    $ (282,252)
                               ==========    ==========    ==========       ===========     ==========

                             See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                         FOR THE PERIOD
                                                                                          FROM JULY 30,
                                                                                              1993
                                                                                           (INCEPTION)
                                                       NINE MONTHS ENDED SEPTEMBER 30,       THROUGH
                                                      ---------------------------------   SEPTEMBER 30,
                                                            2004             2003             2004
                                                      --------------    ---------------  ---------------
                                                        (UNAUDITED)       (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities
  Net loss                                             $ (1,551,051)     $ (1,052,445)    $ (6,831,340)
                                                       ------------      ------------     ------------
  Adjustments to reconcile net loss to net cash
   used in operating activities
    Depreciation expense                                     14,445            21,195          118,606
    Gain on forgiveness of debt                                  --                --          (65,485)
    Stock based compensation                                     --                --          253,741
    Changes in assets and liabilities

          Accounts receivable                                    --           (27,570)
      Inventories                                           (21,145)          (29,058)         (56,506)
      Other current assets                                   (1,877)          (47,824)          (1,877)
      Other long-term assets                                     --           (22,603)          (4,232)
      Deferred revenue                                       21,177                --           21,177
      Accounts payable                                       59,243            53,189          309,443
      Accrued liabilities                                    24,082            (4,094)         103,429
                                                       ------------      ------------     ------------
                                                             95,825           (56,765)         678,296
                                                       ------------      ------------     ------------
        Net cash used in operating activities            (1,455,126)       (1,109,210)      (6,153,044)
                                                       ------------      ------------     ------------

Cash flows from investing activities
  Redemption of certificates of deposit                          --                --           35,000
  Purchase of certificate of deposit                             --                --          (35,000)
  Purchase of fixed assets                                   (8,135)           (9,935)        (116,262)
  Patent application                                       (118,527)               --         (181,110)
                                                       ------------      ------------     ------------
        Net cash used in investing activities              (126,662)           (9,935)        (297,372)
                                                       ------------      ------------     ------------

Cash flows from financing activities
  Proceeds from issuance of common stock                     47,500           349,500        3,324,341
  Repayment on long-term debt                                    --                --          (81,516)
  Proceeds from long-term debt                                   --           250,000          919,500
   Net proceeds from convertible notes payable            1,410,569           500,000        2,327,512
  Repayment on capital lease obligations                         --                --          (37,590)
                                                       ------------      ------------     ------------
        Net cash provided by financing activities         1,458,069         1,099,500        6,452,247
                                                       ------------      ------------     ------------

Net (decrease) increase in cash and cash equivalents       (123,719)          (19,645)           1,831

Cash and cash equivalents - beginning of period             125,550           228,617               --
                                                       ------------      ------------     ------------

Cash and cash equivalents - end of period              $      1,831      $    208,972     $      1,831
                                                       ============      ============     ============
                                                                        (Continued on following page)

                            See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)


(Continued from previous page)

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

     The Company did not pay cash for interest expense or income taxes during the year ended December 31, 2003 or during the nine-month period ended September 30, 2004. Cash paid for interest expense from Inception (July 30,
     1993) through September 30, 2004 was $68,164.

Supplemental Disclosure of Non-cash Activity:
---------------------------------------------

     During the nine months ended September 30, 2004, the Company converted $2,030,131 of notes payable and accrued interest into 27,880,711 shares of common stock.

     During the year ended December 31, 2003, the Company converted $50,000 of notes payable into 390,625 shares of common stock.

     Effective March 31, 2003, the Company entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

     As part of the merger, the Company assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of the Company.

     During the year ended December 31, 2002, the Company converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

     During the year ended December 31, 2002, the Company converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

     During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

     During the year ended December 31, 1999, the Company converted $29,063 from accounts payable to notes payable.

     In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

BSI2000, Inc. was formed on July 30, 1993 and is a value-added reseller ("VAR") of LaserCard's(R) optical cards and optical card readers. As a VAR, BSI2000, Inc. develops proprietary hardware and software adapting LaserCard's(R) optical card technology for specific applications. BSI2000 Inc.'s products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

BSI2000, Inc. is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of BSI2000, Inc. and its subsidiary, BSI Operating, Inc. (the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Periodically throughout the year, the Company's cash and cash equivalents exceed federally insured limits.

Inventories
-----------

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method ("FIFO").

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 to 7 years. Leasehold improvements are amortized over a 5 1/2 year period.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company recognizes revenue in compliance with SAB 104, "Revenue Recognition in Financial Statements." Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through September 30, 2004, revenues earned represented sales to distributors of demonstration units of the Company's products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

Distribution rights revenue is recognized ratable over the life of each underlying distribution agreement.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
--------------------------------------------------------------------------------
(CONTINUED)
-----------

Intangible Assets
-----------------

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent.

Income Taxes
------------

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Advertising Costs
-----------------

The Company expenses advertising costs as incurred.

Software and Research and Development Costs
-------------------------------------------

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

Basic and Diluted Earnings Per Common Share
-------------------------------------------

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Stock-Based Compensation
------------------------

During the period ended September 30, 2004, the Company has issued options to employees to purchase 3,387,500 shares of common stock at an exercise prices ranging from $.04 to $0.11. Of the 3,387,500 options issued during 2004, 1,127,500 were vested at the date of grant with the remainder vesting in 2004 through 2007.

The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25 and has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for awards under the stock option plan as the exercise prices equaled or exceeded their fair value of the underlying stock as determined by the Board of Directors. Had compensation cost for the Company's options issued to employees been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's net loss would have been changed to the pro forma amount indicated below at September 30, 2004:

Net loss - as reported                                          $    (1,551,051)
Deduct recorded employee compensation expense                                 -
Add fair value of employee compensation expense                         (81,667)
                                                                ----------------
Net loss - pro forma                                            $    (1,557,570)
                                                                ================
Net loss per share - pro forma                                  $        (0,024)

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES
--------------------------------------------------------------------------------
(CONTINUED)
-----------

The fair value of each option  grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions used at September 30, 2004:

   Approximate risk free rate                                            4.25%
   Average expected life                                                 5 years
   Dividend yield                                                          0%
   Volatility                                                            78.40%
   Estimated fair value of total options granted                        $220,994

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $19,310 using the Black Scholes option pricing model with the following weighted-average assumptions used at September 30, 2004:

   Approximate risk free rate                                            4.25%
   Average expected life                                                 5 years
   Dividend yield                                                          0%
   Volatility                                                            75.71%
   Estimated fair value of total options granted                        $19,310

The value of the warrants has been included in general and administrative expenses as of September 30, 2004, and has been recorded as an accrued expense as the warrants have not yet been issued.

NOTE 2 - GOING CONCERN
----------------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through September 30, 2004 of $6,812,030. The Company has negative working capital of $494,294 and stockholder's deficit of $262,942 as of September 30, 2004 and used cash of $1,455,126 in its nine months 2004 operations.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and the type of potential customers. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company's potential customers are large corporations or governments. Adopting the Company's products will in many cases require changing the way business is done.

The Company has made advances in the sales process with several potentially large customers. Although there are no assurances that the Company will be successful, in order to fund activities until positive operating cash flow can be achieved, the Company has implemented the plan described below.

During the first quarter of 2003, the Company signed an agreement to merge with a small public company (Note 3). The transaction was a reverse acquisition with the Company as the accounting acquirer. The Company became a wholly owned subsidiary of the public company, the Company's shareholders became the majority shareholders of the public company, and the public company changed its name to "BSI2000, Inc."

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, LP ("Cornell"). Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15 million (Note 4).

On October 8, 2004 the company issued a $1,250,000 convertible debenture to Cornell Capital Partners, LP (Note 6).

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company's activities until positive operating cash flow is achieved.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 3 - REVERSE ACQUISITION
----------------------------

On March 31, 2003, the reverse triangular merger between the Company and Knowledge Foundations, Inc. closed. As a result of the closing BSI2000, Inc. became a 100% owned subsidiary of Knowledge Foundations, Inc. Also as result of the closing Knowledge Foundations, Inc.'s name changed to BSI2000, Inc. ("new BSI") and BSI2000, Inc.'s name changed to BSI Operating, Inc. ("old BSI").

Immediately prior to the closing all of Knowledge Foundations, Inc.'s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations, Inc. common stock ("new BSI stock") remained outstanding.

Knowledge Foundations, Inc. ("new BSI") acquired BSI2000, Inc. ("old BSI") by issuing 45,122,570 of its common shares ("new BSI stock") to stockholders of BSI2000, Inc. ("old BSI") in exchange for 100% of the outstanding 8,786,900 common shares of BSI2000, Inc. ("old BSI stock").

For financial  reporting  purposes the  transaction  has been accounted for as a re-capitalization of the Company. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of the Company. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of the Company, and only the historical financial statements of the Company, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundations, Inc. are not presented.

The terms of the merger agreement between the Company and Knowledge Foundations, Inc. provided that the liabilities of Knowledge Foundations, Inc. at the closing would not exceed $15,000. However, at the closing Knowledge Foundations, Inc. had a note payable and accrued interest outstanding in the amount of $56,825. In order to off set this liability certain shareholders of Knowledge Foundations Inc. executed a note payable to the Company in the amount of $56,825. The Knowledge Foundations, Inc. note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundations, Inc. stockholders has been recorded as an increase to additional paid in capital.

NOTE 4 - CONVERTIBLE DEBT
-------------------------

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, the Company is entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the effective date of the registration statement filed with The Securities and Exchange commission, and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell received 1,875,000 shares of the Company's common stock as a one-time commitment fee and is entitled to retain a fee of 4.0% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on the Company's stock price on July 7, 2003, the date the Company agreed to engage the placement agent.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 4 - CONVERTIBLE DEBT (CONTINUED)
-------------------------------------

Convertible notes payable consist of the following at September 30, 2004:

Secured  promissory  note issued to Cornell,  due on October
18,  2004 and  secured  by  substantially  all of  Company's non-cash  assets.  The note bears interest at 12% during its term,  and bears a default  rate of  interest  of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were  $17,750,  of which $2,619 is  unamortized  at
September 30, 2004.                                               $     250,000
Fees and discounts                                                       (2,619)
                                                                  -------------
                                                                        247,381
Less current portion                                                   (247,381)
                                                                  -------------

                                                                  $          -
                                                                  =============

NOTE 5-SHAREHOLDERS' EQUITY
---------------------------

On September 13, 2004, the Company issued 990,019 shares of common stock under the Equity Line of Credit Agreement to Cornell Capital for $50,000 cash. Costs associated with this transaction were $2,500.

During September 2004, the Board of Directors approved an amendment of the articles of incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000.

During February 2004, the Company granted warrants to purchase 250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and were fully vested on May 31, 2004. The warrants have been valued at $19,310 using the Black Scholes option pricing model with the following weighted-average assumptions used at September 30, 2004:

   Approximate risk free rate                                            4.25%
   Average expected life                                                 5 years
   Dividend yield                                                          0%
   Volatility                                                            75.71%
   Estimated fair value of total options granted                        $19,310

The value of the warrants has been included in general and administrative expenses as of September 30, 2004, and has been recorded as an accrued expense as the warrants have not yet been issued.

During May 2004, the Company granted warrants to purchase 1,250,000 shares of common stock to a consulting firm. The warrants are exercisable at $.12 per share for a period of five years, and vest upon the award of at least a $1,000,000 contract to the Company that was introduced by the consultant. This contract has been cancelled by the Company, with a settlement currently being negotiated.

NOTE 6 - SUBSEQUENT EVENTS
--------------------------

Subsequent to September 30, 2004, the Company converted outstanding debt and accrued interest of $259,181 into 4,285,831 shares of common stock of the Company.

On October 8, 2004, the Company issued a 5% convertible debenture in the amount of $1,250,000 to Cornell Capital Partners, LP ("Cornell") that is due September 8, 2007. The debenture is convertible into the Company's common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date (September 7, 2004) or 80% of the average of the three (3) lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of the Company's common stock for the five (5) trading days immediately preceding the conversion date (date on which the Company receives a notice of conversion from Cornell). The debenture will automatically convert into the Company's common stock on the third anniversary of issuance. The Company has the right to redeem the debenture with three (3) days advance notice any or all of the outstanding debenture amount at its sole discretion.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - SUBSEQUENT EVENTS (CONTINUED)
--------------------------------------

The redemption price shall be 120% of the face amount redeem plus accrued interest. Once the redemption notice has been given, Cornell may continue to convert the remaining outstanding debenture.

The Company received $500,000 on October 7, 2004, less a 10% fee of $50,000 and $10,000 for legal costs. The Company will receive $500,000 (net of 10% fee) upon the filing of a registration statement with the Securities and Exchange Commission, and $250,000 (net of 10% fee) upon effectiveness of the registration statement. The Company is required to file the registration statement within 30 days of closing, and shall use its best efforts to ensure that such registration statement is effective within 90 days of closing. In the event that the registration statement is not declared effective within 90 days, the Company shall pay to Cornell a cash amount within three (3) business days of the end of the month equal to 2% per month of the liquidation value of the debenture outstanding as liquidated damages.

In the event that the Company exercises it right of redemption as described above for either all or a portion of the outstanding debenture, Cornell shall receive for every $100,000 invested a warrant to purchase 50,000 shares of the Company's common stock. The warrant will have "piggy-back" registration rights and will survive for two years from closing. The exercise price of the warrant shall be 120% of the volume weighted average price on the closing date.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
BSI2000, Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheet of BSI2000, Inc. and subsidiary (A Development Stage Company) (the Company) as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002 and for the cumulative period from Inception (July 30, 1993) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BSI2000, Inc. and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and for the cumulative period from Inception (July 30, 1993) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced circumstances, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ehrhardt Keefe Steiner & Hottman PC
March 11, 2004
Denver, Colorado

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                       ASSETS
Current assets
  Cash and cash equivalents                              $   125,550
  Inventories                                                 35,361
                                                         -----------
   Total current assets                                      160,911

Property and equipment, net                                   52,320
Intangible assets                                             62,583
Other long-term assets                                         4,232

                                                         -----------
   Total assets                                          $   280,046
                                                         ===========

       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                       $   196,137
  Accrued liabilities                                         25,798
  Convertible notes payable, current portion                 686,395
                                                         -----------
   Total current liabilities                                 908,330
                                                         -----------

Convertible notes payable, less current portion              180,548
                                                         -----------

Commitments and contingencies

Stockholders' deficit
  Preferred stock, $.001 par value, 20,000,000
   shares authorized, no shares issued and
   outstanding                                                    --
  Common stock, $.001 par value, 100,000,000
   shares authorized, 53,951,727 shares issued
   and outstanding                                            53,952
  Additional paid-in capital                               4,417,505
  Accumulated deficit                                     (5,280,289)
                                                         -----------
   Total stockholders' deficit                              (808,832)
                                                         -----------

   Total liabilities and stockholders' deficit           $   280,046
                                                         ===========

                 See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    INCEPTION
                                                                    (JULY 30,
                                         FOR THE YEARS ENDED          1993)
                                             DECEMBER 31,            THROUGH
                                       -------------------------  DECEMBER 31,
                                          2003          2002          2003
                                       -----------    ----------   ------------
Revenues                               $    34,440    $    9,990   $     95,730

Cost of goods sold                          67,986            --         67,986
                                       -----------    ----------   ------------

Gross (loss) profit                        (33,546)        9,990         27,744
                                       -----------    ----------   ------------

Operating expenses
  Selling expenses                         275,098       340,507      1,038,973
  General and administrative               760,270       502,591      2,584,442
  Stock based compensation expense              --        50,000        253,741
  Research and development                 446,605       132,149      1,360,889
                                       -----------    ----------   ------------
   Total operating expenses              1,481,973     1,025,247      5,238,045
                                       -----------    ----------   ------------

Other (expense) income
  Interest expense                          (8,152)      (46,993)      (129,365)
  Interest income                            1,636         1,075         23,044
  Financing costs                          (46,943)           --        (46,943)
  Other                                         --        87,540         83,276
                                       -----------    ----------   ------------
   Total other (expense) income            (53,459)       41,622        (69,988)
                                       -----------    ----------   ------------

Net loss                               $(1,568,978)   $ (973,635)  $ (5,280,289)
                                       ===========    ==========   ============

Basic and diluted weighted average
  common shares outstanding             41,412,101     6,872,849      6,738,663
                                       ===========    ==========   ============

Basic and diluted loss per common
  share                                $     (0.04)   $    (0.14)  $      (0.78)
                                       ===========    ==========   ============

                 See notes to consolidated financial statements.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
     AND FOR THE PERIOD FROM INCEPTION (JULY 30, 1993) TO DECEMBER 31, 2003

                                                   ACCUMULATED
                                                     DEFICIT          TOTAL
                                                   DURING THE     STOCKHOLDERS'
                                                   DEVELOPMENT       EQUITY
                                                      STAGE         (DEFICIT)
                                                  -------------  --------------
Balance at Inception - July 30, 1993               $         --     $       --
Stock issued to founders for cash
  during the period ended December
  31, 1993                                                   --         85,000
Stock issued for cash during the
  year ended December 31, 1993                               --         57,500
Stock issued to founders for
  services during the period ended
  December 31, 1993                                          --        146,793
Stock issued for cash during the
  year ended December 31, 1994                               --         65,000
Stock issued for cash during the
  year ended December 31, 1995                               --        118,763
Stock issued for cash during the
  year ended December 31, 1996                               --        227,872
Stock issued for cash during the
  year ended December 31, 1997                               --        144,612
Stock issued for cash during the
  year ended December 31, 1998                               --        788,309
Stock issued for cash during the
  year ended December 31, 1999                               --        364,854
Stock issued for cash during the
  year ended December 31, 2000                               --        122,106
Net loss from Inception                              (2,398,997)    (2,398,997)
                                                   -------------    -----------

Balance - December 31, 2000                          (2,398,997)      (278,188)
Stock issued for cash                                        --         29,125
Stock issued to officer for services                         --         56,736
Stock issued for services to an employee                     --            212
Net income                                             (338,679)      (338,679)
                                                   -------------    -----------

Balance - December 31, 2001                          (2,737,676)      (530,794)
Stock issued for debt conversion                             --        865,375
Stock issued for cash                                        --        889,200
Stock issued for services to finders
  of private placement offering in June 2002
  at $.01 per share, net of expense                          --             --
Stock issued for services                                    --         25,500
Stock based compensation expense                             --         50,000
Net loss                                               (973,635)      (973,635)
                                                   -------------    -----------

Balance - December 31, 2002                          (3,711,311)       325,646
Stock issued for cash                                        --        384,500
Stock issued for equity line of credit
  commitment and placement fees                              --             --
Stock issued for convertible note
  payable fees                                               --             --
Issuance of stock in connection with
  reverse acquisition                                        --             --
Stock issued for debt conversion                             --         50,000
Net loss                                             (1,568,978)    (1,568,978)
                                                   -------------    -----------

Balance December 31, 2003                          $ (5,280,289)    $ (808,832)
                                                   =============    ===========

                 See notes to consolidated financial statements

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              INCEPTION
                                                                               (JULY 30,
                                                  FOR THE YEARS ENDED            1993)
                                                      DECEMBER 31,                TO
                                                --------------------------    DECEMBER 31,
                                                   2003            2002          2003
                                                ------------    ----------   ------------
  Cash flows from operating activities
   Net loss                                     $(1,568,978)    $(973,635)   $(5,280,289)
                                                ------------    ----------   ------------
  Adjustments to reconcile net loss to
   net cash used in operating activities
  Depreciation expense                               27,128        20,256        104,161
  Gain on forgiveness of debt                            --       (65,485)       (65,485)
  Stock based compensation                               --        50,000        253,741
  Changes in assets and liabilities
  Inventories                                        (8,237)      (27,124)       (35,361)
  Other current assets                                4,257         5,125             --
  Other long-term assets                                 --         4,856         (4,232)
  Accounts payable                                  186,890       (26,447)       250,200
  Accrued liabilities                                19,306       (78,969)        79,347
                                                ------------    ----------   ------------
                                                    229,344      (117,788)       582,371
                                                ------------    ----------   ------------
   Net cash used in operating activities         (1,339,634)   (1,091,423)    (4,697,918)
                                                ------------    ----------   ------------

Cash flows from investing activities
  Redemption of certificates of deposit                  --            --         35,000
  Purchase of certificate of deposit                     --            --        (35,000)
  Purchase of fixed assets                          (10,533)      (52,792)      (108,127)
  Patent application                                (54,343)       (6,080)       (62,583)
                                                ------------    ----------   ------------
   Net cash used in investing activities            (64,876)      (58,872)      (170,710)
                                                ------------    ----------   ------------

Cash flows from financing activities
  Proceeds from issuance of common stock            384,500       889,200      3,276,841
  Proceeds from long-term debt                           --       545,000        919,500
  Net proceeds from convertible notes payable       916,943            --        916,943
  Repayment on long-term debt                            --       (63,000)       (81,516)
  Repayment on capital lease obligation                  --            --        (37,590)
                                                ------------    ----------   ------------
   Net cash provided by financing activities      1,301,443     1,371,200      4,994,178
                                                ------------    ----------   ------------

   Net (decrease) increase in cash and cash
     equivalents                                   (103,067)      220,905        125,550

Cash and cash equivalents - beginning of year       228,617         7,712             --
                                                ------------    ----------   ------------

Cash and cash equivalents - end of year         $   125,550     $ 228,617    $   125,550
                                                ============    ==========   ============

                                                             (continued on following page)

                       See notes to consolidated financial statements

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(continued from previous page)

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid for interest during the years ended December 31, 2003 and 2002 was $0 and $41,349, respectively. Cash paid for interest expense from Inception (July 30, 1993) through December 31, 2002 was $68,164.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2003, the Company converted $50,000 of notes payable into 390,625 shares of common stock.

Effective March 31, 2003, the Company entered into a merger agreement, which has been accounted for as a reverse acquisition. No assets were acquired. As a result of the merger, there was an increase of 41,363,488 shares of common stock outstanding in the surviving company.

As part of the merger, the Company assumed an existing liability of $56,825, which has been funded through a note receivable from shareholders of the Company.

During the year ended December 31, 2002, the Company converted $812,326 of notes payable and $53,049 of accrued interest into 1,159,426 shares of common stock.

During the year ended December 31, 2002, the Company converted $25,500 of accounts payable and accrued liabilities into 25,000 shares of common stock.

During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 into 2,500,000 shares of common stock.

During the year ended December 31, 1999, the Company converted $29,063 from accounts payable to notes payable.

In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.

                 See notes to consolidated financial statements

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BSI, Inc. was formed on July 30, 1993 and is a value-added reseller ("VAR") of LaserCard's(R) optical cards and optical card readers. As a VAR, BSI, Inc. develops proprietary hardware and software adapting LaserCard's(R) optical card technology for specific applications. BSI Inc.'s products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

BSI, Inc. is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of BSI, Inc. and its subsidiary, BSI Operating, Inc. (the Company). All intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company's cash and cash equivalents exceed federally insured limits.

INVENTORIES

Inventories consist of raw materials and are stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 to 7 years. Leasehold improvements are amortized over a 5 1/2 year period.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue in compliance with SAB 104, "Revenue Recognition in Financial Statements." Revenue is recognized when an order has been placed by the customer, the product has been shipped and collectibility is reasonably assured. Prices of the products are determined prior to entering into a purchase agreement. From inception through December 31, 2003, revenues earned represented sales to distributors of demonstration units of the Company's products.

Transaction based revenue is recognized as transactions are completed and are billed monthly based on service agreement rates in effect.

INTANGIBLE ASSETS

Intangibles include trademarks and patents, which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent.

INCOME TAXES

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

ADVERTISING COSTS

The Company expenses advertising costs as incurred.

SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

BASIC AND DILUTED EARNINGS PER COMMON SHARE

Basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

                                  BSI2000, INC.
                          (A DEVELOPMENT STATE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The Company adopted SFAS No. 145 January 1, 2003. Adoption of SFAS No. 145 did not have a material impact on the Company.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," (effective January 1, 2003) which replaces Emerging Issues Task Force ("EITF") Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity's commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The Company adopted this statement on January 1, 2003; adoption did not have an effect on results of operations and financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." This statement amends FASB Statement No. 123 "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for the year ended
December 31, 2002. The transitional provisions did not have an impact on the Company's financial statements as it has elected to retain the intrinsic value method. The provisions relating to annual and interim disclosures have changed the manner in which the Company discloses information regarding stock-based compensation.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (the Interpretation), which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Company adopted the disclosure provisions of the Interpretation beginning with its fiscal 2003 consolidated financial statements, and will apply the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002. However, the Company is not a guarantor of indebtedness of others.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46)". This interpretation clarifies existing accounting principles related to the preparation of consolidated financial statements when the equity investors in an entity do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 requires a company to evaluate all existing arrangements to identify situations where a company has a "variable interest" (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) in a "variable interest entity" (commonly a thinly capitalized entity) and further determine when such variable interests require a company to consolidate the variable interest entities' financial statement with its own. The Company is required to perform this assessment by December 31, 2003 and consolidate any variable interest entities for which it will absorb a majority of the entities' expected losses or receive a majority of the expected residual gains. Management has not yet performed this assessment, however it does not have any variable interest entities as of December 31, 2003.

In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through December 31, 2003 of $5,280,289. The Company has negative working capital of $747,419 and stockholder's deficit of $808,832 as of December 31, 2003 and used cash of $1,339,634 in its 2003 operations.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and the type of potential customers. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company's potential customers are large corporations or governments. Adopting the Company's products will in many cases require changing the way business is done.

The Company has made advances in the sales process with several potentially large customers. Although there are no assurances that the Company will be successful, in order to fund activities until positive operating cash flow can be achieved, the Company has implemented the plan described below.

During the first quarter of 2003, the Company signed an agreement to merge with a small public company (Note 3). The transaction was a reverse acquisition with the Company as the accounting acquirer. The Company became a wholly owned subsidiary of the public company, the Company's shareholders became the majority shareholders of the public company, and the public company will changed its name to "BSI, Inc."

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. (Cornell). Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15 million (Note 5).

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company's activities until positive operating cash flow is achieved

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 - REVERSE ACQUISITION

On March 31, 2003 the reverse triangular merger between the Company and Knowledge Foundation, Inc. closed. As a result of the closing BSI, Inc. became a 100% owned subsidiary of Knowledge Foundations, Inc. Also as result of the closing Knowledge Foundations, Inc.'s name changed to BSI, Inc. ("new BSI") and BSI, Inc.'s name changed to BSI Operating, Inc. ("old BSI").

Immediately prior to the closing all of Knowledge Foundation, Inc.'s assets and all but $56,825 of its liabilities (see below) were spun-off to certain of its shareholders in exchange for 34,105,900 shares of common stock, which were then canceled. After the spin-off 5,027,818 shares of Knowledge Foundations, Inc. common stock ("new BSI stock") remained outstanding.

Knowledge Foundations, Inc. ("new BSI") acquired BSI, Inc. ("old BSI") by issuing 45,122,570 of its common shares ("new BSI stock") to stockholders of BSI, Inc. ("old BSI") in exchange for 100% of the outstanding 8,786,900 common shares of BSI, Inc. ("old BSI stock").

For financial  reporting  purposes the  transaction  has been accounted for as a re-capitalization of the Company. Accordingly the net increase in the outstanding shares of 41,363,488 resulting from the above transactions has been reflected in the financial statements as shares issued in connection with the re-capitalization of the Company. In recording the re-capitalization transaction $4,121,307 has been reclassified from common stock to additional paid in capital.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of the Company, and only the historical financial statements of the Company, have become the historical financial statements of the continuing entity. Historical financial statements of Knowledge Foundation, Inc. are not presented.

The terms of the merger agreement between the Company and Knowledge Foundations, Inc. provided that the liabilities of Knowledge Foundation, Inc. at the closing would not exceed $15,000. However, at the closing Knowledge Foundations, Inc. had a note payable and accrued interest outstanding in the amount of $56,825. In order to off set this liability certain shareholders of Knowledge Foundations Inc. executed a note payable to the Company in the amount of $56,825. The Knowledge Foundation, Inc. note and accrued interest have been recorded as a reduction of additional paid in capital. The note receivable from the Knowledge Foundation, Inc. stockholders has been recorded as an increase to additional paid in capital.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - FURNITURE AND FIXTURES

Property and equipment consist of the following at December 31, 2003:

                         Leasehold improvements             $ 18,744
                         Software                              7,919
                         Equipment                            95,058
                         Furniture                            34,759
                                                         ------------
                                                             156,480
                         Less accumulated
                         depreciation                       (104,160)
                                                         ------------
                                                            $ 52,320
                                                         ============

NOTE 5 - CONVERTIBLE DEBT

On October 31, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell. Under this agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $15.0 million. Subject to certain conditions, the Company is entitled to commence drawing down on the Equity Line of Credit effective on December 9, 2003, the effective date of the registration statement filed with the Securities and Exchange Commission, and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of, or a 1% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell received 1,875,000 shares of the Company's common stock as a one-time commitment fee and is entitled to retain a fee of 4.0% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 35,714 shares of common stock equal to approximately $10,000 based on the Company's stock price on July 7, 2003, the date the Company agreed to engage the placement agent.

Convertible notes payable consist of the following at December 31, 2003:

Secured promissory note issued to Cornell, due on December 16, 2003 and secured by substantially all of Company's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $45,000, which are fully amortized at December 31, 2003. Subsequent to December 31, 2003 and through March 11, 2004, Cornell converted $450,000 of the debt into 4,245,638 shares of common stock of the Company. $ 500,000

Convertible secured promissory note issued to Cornell, due on April 26, 2004 and secured by substantially all of the Company's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083, of which $13,605 is unamortized at December 31, 2003. The Company has reserved and placed in escrow 3.9 million shares of its common stock as an estimation of the shares necessary to repay the loan. 200,000

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - CONVERTIBLE DEBT (CONTINUED)

Convertible secured promissory note issued to Cornell, bearing interest at 5% and due on August 1, 2005. The debenture is convertible at Cornell's option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $15,000, of which $11,877 is unamortized at December 31, 2003. Subsequent to December 31, 2003, Cornell converted $50,000 of the debt into 833,333 shares of common stock of the Company.

Convertible secured promissory note issued to Cornell, bearing interest at 5% and due on August 1, 2005. The debenture is convertible at Cornell's option at any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price previously described. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Discounts and fees paid to obtain the loan were $10,000, of which $7,575 is unamortized at December 31, 2003. During December 2003, Cornell converted $50,000 of the debt into 390,625 shares of the Company's common stock and subsequent to December 31, 2003, Cornell converted $50,000 of the debt into 568,181 shares of common stock of the Company.



               Convertible secured promissory notes    $   900,000
               Fees and discounts                          (33,057)
                                                       ------------
                                                           866,943
               Less current portion                       (686,395)
                                                       ------------
                                                       $   180,548
                                                       ============

NOTE 6 - COMMITMENTS AND CONTINGENCIES

LITIGATION

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

CONSULTING AGREEMENT

In September 2003, the Company entered into a consulting agreement for a term of six months. Under the term of the agreement, the Company is obligated to pay a monthly fee of $3,500 for services performed.

In February 2004, the Company entered into a consulting agreement through July 31, 2004. The Company is obligated to pay $7,000 per month plus expenses for services performed. The Company granted five-year warrants to purchase 250,000 shares of the Company's common stock at the closing price on February 1, 2004.

NOTE 7 - STOCKHOLDERS' EQUITY

STOCK ISSUED TO FOUNDERS

During the period from Inception (July 30, 1993) through December 31, 1993, the Company issued shares of common stock to the founders for prior services at $4.34 per share, which was the value similar to the cash sales of stock immediately preceding the issuance.

STOCK ISSUED TO AN OFFICER AND EMPLOYEE

On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500 ($0.001 per share) and forgiveness of accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert
B. Lumen for $212 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

PRIVATE OFFERINGS

During 2003, the Company sold 134,500 and 1,000,000 shares of common stock in private placement offerings at $1.00 and $.25 per share, respectively

During 2002, the Company sold 937,886 and 515,869 shares of common stock in private placement offerings at $1.00 and $.625 per share, respectively. The shares issued under the private placement for $1.00 per share include 371,104 shares issued in satisfaction of long-term debt.

STOCK OPTIONS

On October 24, 1996, the Company adopted a Stock Option Plan ("the Plan") whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, and consultants for the purpose of rewarding them for their past and future contributions to the growth of the Company. Under the plan, 341,545 shares of the Company's stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under this plan terminate after five years. All options issued under this plan were issued at the market price at the date of issuance.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table presents the activity for options outstanding:

                                                     WEIGHTED
                                                     INCENTIVE     AVERAGE
                                                       STOCK      EXERCISE
                                                      OPTIONS      PRICE
                                                    ----------   ---------
                Outstanding - December 31, 2001       414,486    $   0.71
                Granted                                    --          --
                Forfeited/canceled                   (414,486)      (0.71)
                Exercised                                  --          --
                                                    ----------   ---------
                Outstanding - December 31, 2002            --    $     --
                                                    ==========   =========

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (as amended by SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure"). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                                   INCEPTION
                                  FOR THE YEARS ENDED           (JULY 30, 1993)
                                      DECEMBER 31,                  THROUGH
                               ---------------------------        DECEMBER 31,
                                   2003           2002                2003
                               -------------   -----------      ---------------

   Net loss - as reported      $ (1,568,978)   $ (973,635)       $(5,280,289)
   Net loss - pro forma        $ (1,568,978)   $ (973,635)       $(5,280,289)
   Basic loss per common
     share - as reported       $      (0.04)   $    (0.14        $     (0.78)
   Basic loss per common
     share - pro forma         $      (0.04)   $    (0.14)       $     (0.78)

STOCK OPTIONS (CONTINUED)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of 5 years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield.

WARRANTS

Warrants were issued to investors with certain private offerings. Each warrant entitled the holder to one share of common stock at $.625 per share, terminating five years after the date of issuance or as noted in the warrant certificate. As permitted by the warrant agreements, in the case of a consolidation or merger, the Board of Directors voted to expedite the expiration date to the day before the merger closing. As a result, as of December 31, 2002, there were no warrants outstanding in connection with private placement offerings.

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED)

The following table presents the activity for warrants outstanding:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                     NUMBER OF     EXERCISE
                                                     WARRANTS       PRICE
                                                   -----------    ----------

             Outstanding - December 31, 2001          825,771     $    0.63
             Forfeited/canceled                      (825,771)        (0.63)
                                                   -----------    ----------

             Outstanding - December 31, 2002               --     $      --
                                                   ===========    ==========

EARNINGS PER SHARE

The following table sets forth the computation for basic and diluted earnings per share:

                                                                     INCEPTION
                                                                     (JULY 30,
                                                                       1993)
                                                                      THROUGH
                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                         2003           2002           2003
                                      ------------   ------------  -------------

 Numerator for basic earnings
   per share                          $(1,568,978)   $  (973,635)  $ (5,280,289)
                                      ============   ============  =============

 Numerator for diluted income
   per common share                   $(1,568,978)   $  (973,635)  $ (5,280,289)
                                      ============   ============  =============

 Denominator for basic earnings
   per share - weighted average
   shares                              41,412,101      6,872,849      6,738,663
                                      ============   ============  =============

 Denominator for diluted earnings
   per share - adjusted weighted
   average shares                      41,412,101      6,872,849      6,738,663
                                      ============   ============  =============

 Diluted income per common share      $     (0.04)   $     (0.14)  $      (0.78)
                                      ============   ============  =============

                                            BSI2000, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Options and warrants exercisable into shares of commons stock were not included in the computation of diluted loss per share because their effect was anti-dilutive. These options and warrants could potentially dilute earnings per share in future periods. Potentially dilutive shares outstanding are as follows:

         Year ended December 31, 2001                       1,385,169
         Year ended December 31, 2000                       1,269,186
         Cumulative period from inception (July 30, 1993)
           through December 31, 2001                        1,385,169

NOTE 8 - INCOME TAXES

The Company did not provide a current or deferred federal or state income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realization.

At December 31, 2003, the Company had federal net operating losses of approximately $4.1 million. Utilization of the net operating loss, which expires at various times starting in 2009, may be subject to certain limitations under
Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are approximately as follows:

                                                 FOR THE YEARS ENDED
                                                     DECEMBER 31,
                                             --------------------------
                                                 2003           2002
                                             ------------  ------------

           Net operating loss                $ 1,439,000   $ 1,300,000
                                             ------------  ------------
           Total deferred tax assets           1,439,000     1,300,000
           Valuation allowance                (1,439,000)   (1,300,000)
                                             ------------  ------------

           Net deferred tax asset            $        --   $        --
                                             ============  ============

                                  BSI2000, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net income compared to the income taxes in the statements of income:

                                                                   INCEPTION
                                                                   (JULY 30,
                                          FOR THE YEARS ENDED        1993)
                                              DECEMBER 31,          THROUGH
                                        ----------------------    DECEMBER 31,
                                           2003         2002         2003
                                        ----------  ----------   ------------

   Income tax benefit at statutory
   rates                                $ 597,000   $ 370,000    $ 1,563,000
   Valuation allowance                   (597,000)   (370,000)    (1,563,000)
                                        ----------  ----------   ------------

   Reported income tax benefit          $      --   $      --    $        --
                                        ==========  ==========   ============

NOTE 9 - SUBSEQUENT EVENT (UNAUDITED)

Subsequent to December 31, 2003, the Company issued two additional convertible notes payable to Cornell for $250,000 each and converted outstanding debt of $50,000 and accrued interest of $19,890 into 742,724 shares of common stock of the Company.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT BSI2000, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     o    except the common stock offered by this prospectus;

     o in any jurisdiction in which the offer or solicitation is not authorized;

     o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     o    to  any  person  to  whom  it  is   unlawful  to  make  the  offer  or
          solicitation; or

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     o there have been no changes in the affairs of BSI2000, Inc. after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _____________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                             ----------------------

                                   PROSPECTUS

                              ---------------------



                                   100,000,000
                             SHARES OF COMMON STOCK



                                  BSI2000, INC.






                                 DECEMBER 6 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of BSI from and against certain claims arising from or related to future acts or omissions as a director or officer of BSI. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of BSI pursuant to the foregoing, or otherwise, BSI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     BSI has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM                                                    AMOUNT
-----------------------------------------------------  -------------------------

Securities and Exchange Commission
  registration fee                                                       $760.20
Printing and engraving fees*                                           $2,500.00
Accounting fees and expenses *                                        $20,000.00
Legal fees and expenses *                                             $50,000.00
Miscellaneous (including Blue Sky
  fees, transfer agent fees and
  registrar fees)*                                                    $11,739.80
                                                                    ------------
Total Estimated Expenses                                              $85,000.00
                                                                    ============
-------------------
*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, BSI issued the following unregistered securities:

2001

     In September of 2001, BSI issued 2,500,000 shares to Jack Harper, President and Chairman of BSI, in payment of $59,643 accrued wages in a negotiated transaction exempt under Section 4(2) of the Securities Act of 1933, as amended; and 212,045 shares to an employee for $212.50 cash. Mr. Harper is accredited because he was and remains an executive officer and director of BSI. The employee had access to all material information about BSI, and is a sophisticated investor.

     From January through August of 2001, BSI issued 46,600 shares at $0.625 for $29,125 to two accredited investors and two non-accredited sophisticated investors. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 504 of Regulation D.

2002

     From December of 2002 through February of 2003, 1,072,386 shares at $1.00 for $771,282 cash and $301,104 cancellation of debt (total $1,020,886) were issued to 11 accredited and 20 non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

     In November of 2002, 80,000 shares at $0.625 for $50,000 were issued to eight employees as stock bonuses. No consideration was paid for these shares.

     In July of 2002, 800,000 shares at $0.625 were issued to Pursuit Capital, an accredited investor, in consideration of Pursuit's forgiving the $500,000 principal amount of the loan owed to Pursuit by BSI. This transaction was exempt under Section 4(2) the Securities Act of 1933, as amended.

     Also in July of 2002, BSI issued 300,000 shares to two individuals, Bernie Ciazza and John Sloan (150,000 shares each) for introducing BSI to investors. Mr. Ciazza and Mr. Sloan re non-accredited sophisticated investors. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements. This transaction was exempt from Securities and Exchange Commission registration because it was made in private transaction under Rule 506 of Regulation D.

     In June through July of 2002, BSI issued 529,191 shares at $0.625 for $330,744.50 to 14 accredited investors and five non-accredited investors. The non-accredited investors were sophisticated. These sales were exempt from Securities and Exchange Commission registration because they were made in a private offering under Rule 506 of Regulation D. All information required to be delivered to non-accredited investors concerning BSI was delivered to all investors, including audited financial statements.

     In February of 2002, BSI issued warrants to purchase 800,000 shares of common stock exercisable at $0.625 per share to Pursuit Capital LLC in a negotiated transaction exempt under Section 4(2) of the Securities Act of 1933, as amended. The warrants were issued in exchange for Pursuit's $500,000 loan to BSI. Pursuit is an accredited investor.

     In January of 2002, BSI issued 500,000 shares to a business consultant, D. David Breen, as a signing bonus for entering into his consulting agreement with BSI. The consultant was a non-accredited sophisticated investor. All information required to be delivered to non-accredited investors concerning BSI was delivered to this person. These shares were issued under the exemption from Securities and Exchange Commission registration provided by Section 4(2) of the Securities Act of 1933, as amended.

2003

     On December 19, 2003, BSI received net proceeds of $170,917 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note was due on April 26, 2004. The note is secured by substantially all of the BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. Discounts and fees paid to obtain the loan were $29,083. BSI reserved and placed in escrow 3,900,000 shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital converted this debt into 2,496,878 shares of our common stock in 2004.

     On October 31, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under the Equity Line of Credit agreement, BSI may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15,000,000. Subject to certain conditions, BSI will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 99% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $210,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received 1,875,000 shares of common stock as a one-time commitment fee. Cornell Capital Partners is entitled to retain a fee of 4% of each advance. In addition, BSI entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the foregoing agreement, BSI paid Newbridge Securities Corporation a one-time placement agent fee of 35,714 shares of common stock.

     On October 3, 2003, BSI received net proceeds of $35,000 from the sale of 140,000 shares of its common stock in a private placement at $0.25 per share.

     On September 16, 2003, BSI received the net proceeds of $455,000 from a $500,000 secured promissory note issued to Cornell Capital Partners. The note was due on the earlier of 90 days from the date thereof or 60 days after BSI's registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $45,000 in connection with the issuance of the note and also issued 500,000 shares of its common stock to Cornell Capital Partners as additional consideration in the transaction. Cornell Capital Partners converted this debt into 4,776,988 shares our common stock and $19,890 of accrued interest related to this debt into 211,734 shares of our common stock in 2004.

     During the period August 1, 2003 through October 31, 2003, BSI received proceeds of $67,500 from the sale of 270,000 shares of its common stock to Doug Dragoo in a private placement at $0.25 per share.

     Also during the period August 1, 2003 through October 31, 2003, BSI received proceeds of $182,500 from the sale of 730,000 shares of its common stock in a private placement to Pursuit Capital at $0.25 per share.

     From July 18, 2003 through September 30, 2003, BSI received net proceeds of $215,000 from the sale of 860,000 shares of its common stock in a private placement at $0.25 per share.

     On July 7, 2003, BSI sold $250,000 of secured convertible debentures to Cornell Capital Partners. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, BSI has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. BSI has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Cornell Capital has converted these convertible debentures into 3,400,183 shares of our common stock. Of the 3,400,183 shares, 3,009,558 and 390,625 shares were converted in 2004 and 2003, respectively.

     Also on July 7, 2003, BSI entered into an Equity Line of Credit Agreement with Cornell Capital Partners that was subsequently terminated by mutual agreement of the parties on October 30, 2003.

     During the period from January 25, 2003 through February 17, 2003, BSI sold 51,500 shares of its common stock through a private placement offering for $1.00 per share.

2004

     On November 4, 2004, BSI received net proceeds of $178,051 from a $200,000 secured promissory note issued to Cornell Capital Partners. The note is due on December 4, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $21,949 in connection with the issuance of the note. As of December 1, 2004, Cornell Capital Partners has converted $150,000 of this note into 2,788,937 shares of our common stock.

     On October 8, 2004, BSI issued a 5% convertible debenture in the amount of $1,250,000 to Cornell Capital Partners that is due September 8, 2007. The debenture is convertible into the Company's common stock at either the fixed price of 120% of the Volume Weighted Average price on the closing date
(September 7, 2004) or 80% of the average of the three lowest daily Volume Weighted Average Price, as reported by Bloomberg, L.P., of the Company's common stock for the five trading days immediately preceding the conversion date (i.e., date on which the Company receives a notice of conversion from Cornell). The debenture will automatically convert into BSI's common stock on the third anniversary of issuance. The Company has the right to redeem the debenture with three days advance notice any or all of the outstanding debenture amount at its sole discretion. The redemption price shall be 120% of the face amount redeemed plus accrued interest. Once the redemption notice has been given, Cornell Capital Partners may continue to convert the remaining outstanding debenture.

     On October 7, 2004, BSI received $500,000 less a 10% fee of $50,000 and $10,000 for legal costs. BSI will receive $500,000 (net of 10% fee) upon the filing of a registration statement with the Securities and Exchange Commission, and $250,000 (net of 10% fee) upon effectiveness of the registration statement. BSI is required to file the registration statement within 30 days of closing, and shall use its best efforts to ensure that such registration statement is effective within 90 days of closing. In the event that the registration statement is not declared effective within 90 days, BSI shall pay to Cornell Capital a cash amount within three business days of the end of the month equal to 2% per month of the liquidation value of the debenture outstanding as liquidated damages.

     On September 13, 2004, BSI issued 990,019 shares of common stock to Cornell Capital Partners for $50,000 cash. Costs associated with this transaction were $2,500.

     On July 15, 2004, BSI issued Bernard Nann 250,000 options at a strike price of $0.089 per share, 50,000 of which vested on the date of the grant, and the remaining 200,000 vests 50,000 per year for so long as Mr. Nann remains a director of BSI. These options were issued as compensation to Mr. Nann for his present and future services as a director of BSI. All of these options have a five year term.

     On June 18, 2004, BSI received net proceeds of $231,935 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on October 18, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $18,065 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 4,285,831 shares of our common stock.

     On June 8, 2004, BSI received net proceeds of $320,208 from a $350,000 secured promissory note issued to Cornell Capital Partners. The note is due on September 20, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest at 12% per annum during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $29,792 in connection with the issuance of the note. Cornell Capital Partners converted this note and accrued interest into 6,580,362 shares of our common stock.

     On April 14, 2004, BSI received net proceeds of $229,679 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 21, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,321 in connection with the issuance of the note. BSI has reserved and placed into escrow 3,000,000 shares of its common stock as an estimation of the shares necessary to repay the loan. Cornell Capital Partners converted this note and accrued interest into 3,418,210 shares of our common stock.

     On March 12, 2004, BSI issued Richard Kirk 250,000 options at a strike price of $0.11 per share, all of which vested on the date of the grant. These options were issued as compensation to Mr. Kirk for his services as a director of BSI. All of these options have a five year term.

     On March 3, 2004, BSI received net proceeds of $229,524 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on June 23, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears interest of 12% during its term, and bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $20,476 in connection with the issuance of the note. Cornell Capital Partners converted this note into 3,246,474 shares of our common stock.

     On February 4, 2004, BSI received net proceeds of $223,559 from a $250,000 secured promissory note issued to Cornell Capital Partners. The note is due on May 12, 2004. The note is secured by substantially all of BSI's non-cash assets. The note bears no interest during its term, but bears a default rate of interest of 24% if the note is not paid when due. BSI paid cash fees of $26,441 in connection with the issuance of the note. Cornell Capital Partners converted this note into 4,140,867 shares of our common stock.

     Except as otherwise indicated above, BSI believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-B

     The exhibits listed below and designated as "provided herewith" (rather than incorporated by reference) follow the signature page to this prospectus in sequential order.

    DESIGNATION OF
 EXHIBIT AS SET FORTH
    IN ITEM 601 OF
    REGULATION S-B                   DESCRIPTION                               LOCATION
---------------------   -------------------------------------   ---------------------------------------

2.1                     Agreement and Plan of Merger, dated     Incorporated by reference to Exhibit
                        August 7, 2000, between Calipso and     2(1) to Form 8-K filed on September
                        Knowledge Foundations, Inc.             27, 2000 to

2.2                     Merger Agreement, dated April 23,       Incorporated by reference to Exhibit
                        2002, between BSI, Inc., Knowledge      99.2 to Form 8-K filed on May 9, 2002
                        Foundations, Inc. and KFI, Inc.

2.3                     First Amendment to Merger Agreement     Incorporated by reference to Form
                        dated August 8, 2002, between BSI,      S-4 filed on August 13, 2002
                        Inc., KFI, Inc.  and Knowledge
                        Foundations, Inc.

2.4                     Separation and Distribution Agreement   Incorporated by reference to Form
                        by and among Knowledge Foundations,     S-4 filed on August 13, 2002
                        Inc., Cyber Knowledge, Inc. and CKI
                        Group

2.5                     Second Amendment to Merger Agreement    Incorporated by reference to Form
                        dated November 20, 2002 between BSI,    S-4/A1 filed on November 27, 2002
                        Inc., KFI, Inc. and Knowledge
                        Foundations, Inc.

3.1                     Certificate of Incorporation of         Incorporated by reference to Form
                        Knowledge Foundations, Inc. filed on    10-SB filed on November 24, 1999
                        May 31, 1994

3.2                     Certificate of Amendment of             Incorporated by reference to Exhibit
                        Certificate of Incorporation re: 36:1   3(i)(a) to Form 8-K filed on
                        forward split                           September 27, 2000

3.3                     Certificate of Amendment of             Incorporated by reference to Exhibit
                        Certificate of Incorporation re: 35:1   3(i)(b) to Form 8-K filed on
                        forward split                           September 27, 2000

3.4                     Certificate of Amendment of             Incorporated by reference to Exhibit
                        Certificate of Incorporation re:        3(i)(c) to Form 8-K filed on
                        increase in authorized shares           September 27, 2000

3.5                     Certificate of Amendment of             Incorporated by reference to Exhibit
                        Certificate of incorporation re: name   3.3 to Form 8-K filed on April 8,
                        change                                  2003

3.6                     Bylaws of Knowledge Foundations, Inc.   Incorporated by reference to Form
                                                                10-SB filed on November 24, 1999

3.7                     Certificate of Merger, dated August     Incorporated by reference to Exhibit
                        17, 2000, filed with the Secretary of   3(i) to Form 8-K filed on September
                        State of Delaware                       27, 2000

5.1                     Legal Opinion of Kirkpatrick &          Provided herewith
                        Lockhart, LLP re: legality

    DESIGNATION OF
 EXHIBIT AS SET FORTH
    IN ITEM 601 OF
    REGULATION S-B                   DESCRIPTION                               LOCATION
---------------------   -------------------------------------   ---------------------------------------

10.1                    Stock Repurchase Agreement dated        Incorporated by reference to Exhibit
                        September 18, 2002 between Calipso      4(a) to Form 8-K filed on September
                        and Wrights & Bleers and Ocean Way      27, 2000
                        Investments, Ltd.

10.2                    Lock Up Agreement dated September 18,   Incorporated by reference to Exhibit
                        2000 between Calipso and Wright &       4(b) to Form 8-K filed on September
                        Bleers and Ocean Way                    27, 2000

10.3                    License and Royalty Agreement dated     Incorporated by reference to Exhibit
                        April 6, 2000 between Richard L.        10(1) to Form 8-K filed on September
                        Ballard and Janet J.  Pettitt and       27, 2000
                        Knowledge Foundations Inc.

10.4
                        Employment Contract of Michael W.       Incorporated by reference to Exhibit
                        Dochterman dated May 1, 2000            10(2) to Form 8-K filed on September
                                                                27, 2000

10.5                    Employment Contract of Robert A.        Incorporated by reference to Exhibit
                        Dietrich dated May 1, 2000              10(3) to Form 8-K filed on September
                                                                27, 2000

10.6                    Strategic Alliance Agreement dated      Incorporated by reference to Exhibit
                        May 4, 2000 between BSI2000, Inc. and   10.4 to Form S-4 filed on August 13,
                        Drug Intervention Services of           2002
                        America, Inc.

10.7                    Office Lease by and between BSI2000,    Incorporated by reference to Exhibit
                        Inc.  and Golden Hill Partnership,      10.7 to Form SB-2 filed on November
                        dated as of January 24, 2001.           4, 2003.

10.8                    Strategic Alliance Agreement dated      Incorporated by reference to Exhibit
                        May 7, 2001 between BSI2000, Inc. and   10.5 to Form S-4 filed on August 13,
                        L.C.  Sistemia                          2002

10.9                    Agreement to replace options with       Incorporated by reference to Exhibit
                        common stock dated September 11, 2001   10.8 to Form S-4 filed on August 13,
                        between BSI2000, Inc. and Jack Harper   2002
                        and Bryan Luman

10.10                   Certificate of LaserCard Systems        Incorporated by reference to Exhibit
                        Corporation Issued to BSI2000, Inc.     10.10 to Form SB-2 filed on November
                        dated April 28, 2002                    4, 2003.

10.11                   Strategic Alliance Agreement between    Incorporated by reference to Exhibit
                        Titan Secure Systems and BSI2000,       10.9 to Form S-4/A1 filed on
                        Inc. dated July 25, 2002                November 27, 2002

10.12                   Teaming Agreement between Science       Incorporated by reference to Exhibit
                        Applications International              10.10 to Form S-4/A1 filed on
                        Corporation and BSI2000, Inc. dated     November 27, 2002
                        August 20, 2002

10.13                   Solicitation/Contract/Order for         Incorporated by reference to Exhibit
                        Commercial Items dated September 2,     10.11 to Form S-4/A1 filed on
                        2002, issued by U.S.  Immigration and   November 27, 2002
                        Naturalization Service with BSI2000,
                        Inc. as Contractor/Offeror 21

    DESIGNATION OF
 EXHIBIT AS SET FORTH
    IN ITEM 601 OF
    REGULATION S-B                   DESCRIPTION                               LOCATION
---------------------   -------------------------------------   ---------------------------------------

10.14                   Form of Lock-Up Agreement between       Incorporated by reference to Exhibit
                        certain shareholders of BSI2000, Inc.   4(c) to Form S-4/A3 filed on January
                        and Knowledge Foundations, Inc.         29, 2003

10.15                   Securities Purchase Agreement dated     Incorporated by reference to Exhibit
                        July 7, 2003 among the Registrant and   10.15 to Form SB-2 filed on November
                        the Buyers                              4, 2003

10.16                   Escrow Agreement dated July 7, 2003     Incorporated by reference to Exhibit
                        among the Registrant, the Buyers, and   10.16 to Form SB-2 filed on November
                        Law Offices of Eric S. Hutner &         4, 2003
                        Associates

10.17                   Debenture Agreement Dated July 7,       Incorporated by reference to Exhibit
                        2003 between the Registrant and         10.17 to Form SB-2 filed on November
                        Cornell Capital Partners, L.P.          4, 2003

10.18                   Investor Registration Rights            Incorporated by reference to Exhibit
                        Agreement dated July 7, 2003 between    10.18 to Form SB-2 filed on November
                        the Registrant and the Investors        4, 2003

10.19                   Equity Line of Credit Agreement dated   Incorporated by reference to Exhibit
                        October 31, 2003 between the            10.19 to Form SB-2 filed on November
                        Registrant and Cornell Capital          4, 2003
                        Partners, L.P.

10.20                   Registration Rights Agreement dated     Incorporated by reference to Exhibit
                        October 31, 2003 between the            10.20 to Form SB-2 filed on November
                        Registrant and Cornell Capital          4, 2003
                        Partners, L.P.

10.21                   Escrow Agreement dated October 31,      Incorporated by reference to Exhibit
                        2003 among the Registrant, Cornell      10.21 to Form SB-2 filed on November
                        Capital Partners, L.P., Law Offices     4, 2003
                        of Eric S. Hutner & Associates

10.22                   Placement Agent Agreement dated July    Incorporated by reference to Exhibit
                        7, 2003 among the Registrant,           10.22 to Form SB-2 filed on November
                        Newbridge Securities Corporation and    4, 2003
                        Cornell Capital Partners, L.P.

10.23                   Securities Purchase Agreement, dated    Provided herewith
                        October 8, 2004 by and between
                        BSI2000, Inc. and Cornell Capital
                        Partners, L.P.

10.24                   Investor Registration Rights            Provided herewith
                        Agreement, dated October 8, 2004, by
                        and between BSI2000, Inc. and Cornell
                        Capital Partners, L.P.

10.25                   Security Agreement, dated October 8,    Provided herewith
                        2004, by and between BSI2000, Inc.
                        and Cornell Capital Partners, L.P.

    DESIGNATION OF
 EXHIBIT AS SET FORTH
    IN ITEM 601 OF
    REGULATION S-B                   DESCRIPTION                               LOCATION
---------------------   -------------------------------------   ---------------------------------------

10.26                   Irrevocable Transfer Agent              Provided herewith
                        Instructions, dated October 8, 2004,
                        by and among BSI2000, Inc., Cornell
                        Capital Partners, L.P., and Corporate
                        Stock Transfer

10.27                   Escrow Agreement, dated October 8,      Provided herewith
                        2004, by and among BSI2000, Inc.,
                        Cornell Capital Partners, L.P., and
                        Butler Gonzalez, LLP

10.28                   Secured Convertible Debenture           Provided herewith

10.29                   Form of Warrant                         Provided herewith

14.01                   Code of Ethics                          Incorporated by referenced to the
                                                                Company's Form 10-QSB filed on August
                                                                13, 2004

23.1                    Consent of Experts and Counsel          Provided herewith
                        (Ehrhardt, Keefe, Steiner & Hottman,
                        PC)

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on December 6, 2004.

                                      BSI2000, INC.

                                      By:    /s/ JACK HARPER
                                         -----------------------------
                                      Name:  Jack Harper
                                      Title: President, Chief Executive Officer,
                                             Principal Accounting Officer, and
                                             Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

    SIGNATURE                       TITLE                         DATE

/s/ JACK HARPER
-------------------
Jack Harper           President, Chief Executive
                      Officer and Chairman of the
                      Board                                 December 6, 2004

/s/ RICHARD KIRK
-------------------
Richard Kirk          Director                              December 6, 2004

/s/ BERNHARD NANN     Director                              December 6, 2004
-----------------
Bernhard Nann

                                  BSI2000, INC.
                                     LIST OF

                                    EXHIBITS

EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
-----------                   ----------------------


5.1         Legal Opinion of Kirkpatrick & Lockhart LLP re: legality

10.23 Securities Purchase Agreement, dated October 8, 2004 by and between BSI2000, Inc. and Cornell Capital Partners, L.P.

10.24 Investor Registration Rights Agreement, dated October 8, 2004, by and between BSI2000, Inc. and Cornell Capital Partners, L.P.

10.25 Security Agreement, dated October 8, 2004, by and between BSI2000, Inc. and Cornell Capital Partners, L.P.

10.26 Irrevocable Transfer Agent Instructions, dated October 8, 2004, by and among BSI2000, Inc., Cornell Capital Partners, L.P., and Corporate Stock Transfer

10.27 Escrow Agreement, dated October 8, 2004, by and among BSI2000, Inc., Cornell Capital Partners, L.P., and Butler Gonzalez, LLP

10.28       Secured Convertible Debenture

10.29       Form of Warrant

23.1        Consent of Experts and Counsel (Ehrhardt, Keefe, Steiner & Hottman,
            PC)




                                      E-i